Exhibit 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the later date the Agreement is signed by Buyer and Seller (the “Effective Date”), by and between Plumas Bank, a California corporation (“Seller” or “Tenant”), having an office at 35 S. Lindan Avenue, Quincy, CA 95971-9122 and Brookline Branch Services, LLC, a Delaware limited liability company, or its assigns (“Buyer” or “Landlord”), having an office at 120 E. Washington Street, Suite 201, Syracuse, NY 13202, for the purchase of two (2) bank administrative and office properties owned by Seller and operating under the name of Plumas Bank, as more specifically identified and described on Exhibit A1-A2, and the lease back by Buyer to Seller of such two (2) properties, all subject to and in accordance with the terms and conditions of this Agreement and the lease applicable to the lease back of each property.

ARTICLE 1
    PROPERTY IDENTIFICATION

Section 1.1    Properties To Be Sold. Subject to the terms and provisions hereof, Seller agree to sell to Buyer and Buyer agrees to purchase from Seller:

(a)    All of the land identified and described on Exhibit A1-A2 attached hereto and incorporated herein by reference, together with and subject to all privileges, rights, easements and appurtenances belonging to such lands, and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such lands, and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land (collectively, the “Lands”) (any legal descriptions on Exhibits A1-A2 are subject to Title Company verification, and any missing legal descriptions on Exhibits A1-A2 will be deemed added upon receipt of the Title Commitment for the applicable property).

(b)    All buildings, structures and other improvements located on the Lands, not including trade fixtures owned by tenants to the extent designated in the lease agreement applicable to a tenant, including but not limited to Stop signs, directional signs and other such type traffic-related signs; pylon and/or monument signs or other sign structures; HVAC systems including, but not limited to, condenser units; and any mechanical equipment, electrical equipment and other improvements owned by Seller that are not considered fixtures under applicable state law (collectively, the “Improvements”).

(c)    All of Seller’s right, title and interest, if any, in all intangible assets of any nature relating to the Land and the Improvements, including, without limitation, all of Seller’s right, title, and interest in all (i) third-party warranties and guaranties relating to the Improvements, if any, (ii) all use occupancy, building and operating licenses, permits and approvals, and (iii) all plans and specifications related to the Lands and Improvements in Seller’s possession, in each case to the extent that Seller may legally transfer the same (collectively hereafter referred to as the “Intangible Property”). Seller is not conveying any intangible rights or assets used or useful in its business operations at a location, such as its trademarks, trade names, or anything in connection with its methods of operation.

The Lands and Improvements are hereinafter sometimes referred to collectively as the “Real Property” and the Real Property, and Intangible Property, are hereinafter sometimes referred to collectively as the “Property”.

ARTICLE 2
CONSIDERATION FOR CONVEYANCE

Section 2.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Five Million Five Hundred Fifty Thousand and 00/100 Dollars ($5,550,000.00). The Purchase Price shall be paid by Buyer to Seller on the Closing Date (as defined below), plus or minus all deposits, adjustments, prorations and credits as set forth herein, by wire transfer of immediately available $US federal funds. Buyer and Seller shall agree upon the allocation of the Purchase Price between the two (2) properties that comprise the Property prior to the end of the Study Period.

ARTICLE 3

DEPOSIT

Section 3.1    Deposit. Within three (3) Business Days of the Effective Date, Buyer shall wire to Cal-Sierra Title Company, have an address at 295 Main Street, Quincy, California 95971; Attn: David Windle (herein the “Escrow Agent” or the “Title Company”) the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) (“Initial Earnest Money Deposit”). If this Agreement is not terminated prior the end of the Study Period, then within three (3) Business Days after the expiration of the Study Period, Buyer shall wire to Escrow Agent the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) (“Additional Earnest Money Deposit” together with the Initial Earnest Money Deposit, the “Deposit”). The Initial Earnest Money Deposit shall be held by Escrow Agent; provided, however, that the Escrow Agent shall be instructed that in the event: i) Buyer elects to terminate this Agreement during the Study Period (as defined below), ii) Seller defaults in any of the terms and conditions of this Agreement, or iii) as otherwise expressly stated herein where Buyer is entitled to a return of the Initial Earnest Money Deposit, the Initial Earnest Money Deposit shall be returned to Buyer upon the Buyer’s instruction (and the Seller’s consent shall not be required), as provided in Section 5.2 below. If the Escrow Agent is unwilling to accept such instruction, Seller hereby covenants, agrees, represents and warrants to Buyer that Seller shall, upon Buyer’s request, immediately execute any document for release of the Deposit to Buyer that the Escrow Agent requires in the case that Buyer terminates the Agreement during the Study Period (defined below) or upon a default by a Seller. The Deposit shall be credited to and applied to the Purchase Price if the Closing occurs. After payment by Buyer of the Additional Earnest Money Deposit to the Escrow Agent, the Deposit shall become non-refundable to Buyer (except as otherwise set forth herein) and shall be applied against the Purchase Price at Closing and all accumulated interest shall be returned to Buyer.

In the event that the Closing does not occur by the Closing Date, the Deposit shall be disbursed as provided herein.

ARTICLE 4
SURVEY AND TITLE COMMITMENT

Section 4.1    Title and Survey. Within ten (10) days of the Effective Date, Seller, at Seller’s expense, will obtain from the Title Company a title commitment for Exhibit A1-A2 Lands locations (individually a “Title Commitment” and together the “Title Commitments”). Seller shall deliver a copy of such Title Commitments to the Buyer. During the Study Period, Buyer shall order, at Seller’s expense, an ALTA/NSPS survey for each Property (individually a “Survey” and together the “Surveys”). Upon receipt thereof, Buyer shall deliver to Seller and the Title Company a copy of each Survey.

Section 4.2    Approval of Title and Survey. Within ten (10) days of its receipt of the last of all of the Surveys and Title Commitments, Buyer shall notify Seller of any and all objections to one or more of the Title Commitments and the Surveys (“Title/Survey Objections Notice”). Buyer shall provide Seller with a written notice of such objections, together with a reasonably detailed explanation thereof. If Buyer does not timely provide the Title/Survey Objections Notice, Buyer will be deemed to have accepted all matters set forth in the Title Commitments and the Surveys, except for Liens (defined below). After delivery of the Title/Survey Objections Notice, Seller shall have ten (10) days to notify Buyer of: (i) those Title Commitment and/or Survey objections that it will cure (in which case a revised Title Commitment and Survey curing the objections will be issued no later than two (2) business days prior to Closing); and (ii) those Title Commitment and/or Survey objections that it will not cure (the “Title/Survey Objections Response”). If Seller does not timely provide the Title/Survey Objections Response, Seller will be deemed to have accepted to cure of all Buyer’s Title/Survey Objections. As to those Title Commitment and/or Survey objections that Seller notify Buyer it will not cure, Buyer shall, within the later of: i) the expiration of the Study Period; or ii) five (5) days after Buyer’s receipt of the Title/Survey Objections Response, notify Seller (the “Title/Survey Objections Reply”) that it either will accept the uncured defects as Permitted Exceptions (as defined below) or to terminate this Agreement and demand a refund of the Deposit, which shall then promptly be returned to Buyer; upon any such termination, Buyer and Seller shall have no further obligations or liabilities under this Agreement except those set forth herein to survive. If Buyer fails to timely give the Title/Survey Objections Reply notice within such five (5) day period, then Buyer will be deemed to have accepted the uncured defects as Permitted Exceptions. Regardless of whether any title objections are made by Buyer, any lien for real property taxes for prior tax periods, any lien for state or federal taxes owed by Seller which are a lien on the Property, any monetary judgments owed by Seller which are a lien on the Property and all liens, mortgages and other encumbrances evidencing or securing indebtedness of Seller or any party claiming by, through, or under Seller (collectively, the “Liens”) will be satisfied by Seller on or prior to the Closing Date as well as any mortgage or deed of trust encumbering the Property. As used herein, the term “Permitted Exceptions” means: (a) all matters shown on the Title Commitment or the Survey, except for Liens, as to which Buyer does not provide a written objection; and (b) all survey and title matters to which Buyer objects but Seller fails or refuses to cure and to which Buyer is deemed to have accepted.

ARTICLE 5
INSPECTION AND STUDY PERIOD

Section 5.1    Access. During the term of this Agreement but without extending the Study Period, Buyer, personally or through its authorized agent or representatives, shall be entitled, upon reasonable advance notice to Seller, to enter upon the Property during normal business hours and shall have the right to make such investigations, including, but not limited to, appraisals, engineering studies, construction studies, property condition studies (including, but not limited to, structural, roof, mechanical and plumbing systems), zoning studies, hydrological studies, Phase 1 environmental studies and underwriting/financial analysis, and any other studies and/or tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not perform any intrusive, invasive or subsurface testing (including in connection with a Phase II environmental report or otherwise any drilling or boring into the Lands) without the prior written consent of Seller, which consent may not be unreasonably withheld; provided further that Buyer shall be accompanied by a representative of Seller if Seller so desires. Further, during the Study Period, Seller agrees to make available to Buyer, or to its duly authorized agents or representatives, copies of all Leases and all books and records relating to the Property and the operation and maintenance thereof as described below in Section 5.5. Such items shall be delivered to Buyer upon request or may be examined, at Buyer’s discretion, at all reasonable times during normal business hours upon prior reasonable notice to Seller. Buyer’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with Seller’s business operations (and shall be subject to Seller’s visitor and security processes and procedures for any entry into Seller’s secure areas), the occupancy of any tenant or its employees, licensees or invitees. Buyer shall immediately fill, patch and restore any holes created in connection with any tests and shall immediately restore the Property to its condition prior to Buyer’s entry onto the Property. Buyer hereby agrees to indemnify and hold Seller (and Seller’s agents, advisors, partners, members, owners, officers and directors, as the case may be) harmless from any damages, liabilities or claims arising out of any negligence or acts of Buyer or Buyer’s agents in executing its inspections and investigations, excluding any pre-existing condition(s) on or about the Property and any negligence or misconduct of Seller or any agent, contractor or employee of Seller. Notwithstanding any provision in this Agreement to the contrary, Buyer agrees that Buyer’s representatives shall not contact or discuss the Property with any governmental, municipal or city official or representative (except for standard Phase I, zoning, property condition assessment files and document reviews, provided that in each instance Buyer delivers prior written notice thereof to Seller), or make any public filing, offering, or disclosure regarding the Property, including with respect to Hazardous Materials (as defined in Section 7.1(l)) on, or the environmental condition of, the Property without Seller’s prior written consent thereto, which consent may not be unreasonably withheld; provided, however, that Buyer may disclose such information if required by law; provided, however, Seller will provide Buyer, to the extent permissible under applicable law or regulation, with immediate notice of such request or requirement so that Seller may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

Section 5.2    Study Period. Buyer shall have the Study Period (defined below) to physically inspect the Property (subject to the requirements of Section 5.1 above), review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the Section 5.5 items to be furnished by Seller to Buyer pursuant to this Agreement. The Buyer’s Study Period (defined below) shall start on the date of Buyer’s receipt of all of Seller’s Due Diligence Materials (as defined below) (“Study Period Start Date”) and end at 11:59 p.m. New York, New York time, on the date that is fifty (50) days following the Effective Date (“Study Period”). The Initial Earnest Money Deposit shall remain fully refundable to the Buyer during the Study Period. If, during the Study Period, Buyer shall, for any reason or for no reason at all in Buyer’s sole discretion, determine that it does not wish to purchase the Property, Buyer shall be entitled to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Study Period, in which event, the Buyer’s Initial Earnest Money Deposit shall be refunded, and Seller and Buyer shall have no further obligations or liabilities to each other hereunder except those set forth herein to survive.

Section 5.3    Rights of Termination/Rights to Return of Deposit After the Study Period. In the event that any of the “Conditions Precedent to Closing Favoring Buyer” set forth in Section 6.1 hereof shall not have been fulfilled or previously waived by Buyer on or before the Closing Date, Buyer may either (i) waive some or all of such failures, or (ii) give to Seller written notice of such failure(s) and unless Seller shall have cured such failure(s) to Buyer’s reasonable satisfaction prior to the Closing Date, then Buyer may either (A) waive such condition precedent and close subject to the waived condition or (B) elect, upon notice to Seller, to terminate this Agreement, in which event the Deposit shall be returned to Buyer and except as expressly provided herein, neither party shall have any further obligations to the other hereunder except those expressly set forth herein to survive.

Section 5.4    After the Study Period. Any such notice of the Buyer that it has elected to terminate this Agreement pursuant to the provisions of Section 5.2 or Section 5.3 shall be effective as set forth in Section 11.6. If Buyer fails to give a termination notice prior to the expiration of the Study Period as it relates to Section 5.2, it shall be deemed to have waived its right to terminate this Agreement pursuant to Section 5.2.

Section 5.5    Items to be Provided by Seller. Within five (5) Business Days after the Effective Date, Seller shall deliver to Buyer copies of the following (the “Seller’s Due Diligence Materials”), to the extent the same are in Seller’s possession, all organized pursuant to each respective bank administrative and office building which comprises the Property:

(a)    Existing plat of the Property, survey, title abstract, title commitment and policy, legal description and any instruments affecting Seller’s title to the Property;

(b)    Ad valorem, non-ad valorem, special assessment and property tax statements from all taxing authorities having jurisdiction over the Property for the years 2024-2025 and reflecting the payment of or any balance owing for 2025;

(c)    Copies of all leases, ground leases, or license agreements and any and all amendments thereto affecting any portion of the Property, including any leases or easements entered into with any municipalities;

(d)    A listing of the scope of work and costs of all contracts, licenses, maintenance, service, supply, repair or rental outstanding which affect any portion of the Property or its operation; provided, however, that if any of the same have costs that apply to other of Seller’s properties, Seller will use its reasonable efforts to estimate the costs allocable to a Property. In any event, the foregoing excludes those contracts that provide for services that relate exclusively to a Seller’s operations in the premises to be leased back to Seller (see Section 6.1(i) below), such as for security systems, or armored truck service, or those for miscellaneous maintenance and repair services within the premises.

(e)    Documents evidencing any currently applicable or pending encumbrances, pledges, pleadings and lawsuits relating to or arising out of the Property and any notices from governmental authorities relating to compliance or non-compliance with any applicable laws or governmental regulations;

(f)    Copies of any of the following: existing Phase I or Phase II environmental studies or reports, property condition reports, topographic maps, seismic risk assessments and zoning reports for the buildings constructed on the Property, including but not limited to, as-built plans, soils or boring reports, zoning reports, hydrological studies, engineering studies or reports, geotechnical studies or reports, certificates of occupancy, septic permits, traffic studies, grading or erosion permits, building permits, or any permits issued by any governmental authority in connection with the development or use of the Property;

(g)    Most recent pest control contract or scope of work and corresponding invoices (or a spreadsheet of the costs) for treatment(s) at the Property for the past one (1) year;

(h)    Copies of all current floor plans for each Property;

(i)    Copies of all current site plans for each Property;

(j)    Copies of contact information and account numbers for all utility providers (including but not limited to water, sewer, electric, gas, etc.);

(k)    Copies of all certificates of occupancy, warranties and guaranties affecting the Property and any and all improvements and work conducted at the Property;

(l)    Copies of all service contracts, management contracts and leasing agreements affecting the Lands or Improvements;

(m)    A description of any capital and leasehold improvements made to the Property for the period 2023 through 2025 (to date);

(n)    copies of existing insurance policies; and

(o)    Any other documents Buyer shall reasonably request which are needed by Buyer for Buyer’s further evaluation of the Property other than any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following:  (a) any information delivered by Seller to Buyer pursuant to any confidentiality agreement, including, without limitation, any notes, analyses, compilations, summaries, data, reports, studies, interpretations, forecasts, records, financial statements, memoranda, offering materials, including offering memoranda or other documents or information prepared by or for Seller, (b) Seller’s and its affiliates’ organizational documents or files or records relating thereto (notwithstanding the foregoing, Seller agrees to provide any organizational documents as necessary to the Title Company for omission of any exceptions related hereto set forth in the Title Commitment), (c) Seller’s appraisals, (d)  Seller’s budgets, (e) Seller’s strategic plans for the Property, (f) Seller’s internal analyses, (g) information regarding the marketing of the Property for sale (h) submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller (notwithstanding the foregoing, Seller agrees to provide any organizational documents as necessary to the Title Company for omission of any exceptions related hereto set forth in the Title Commitment), (i) Seller’s attorney and accountant work product, (j) Seller’s attorney-client privileged documents, (k) internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and any correspondence between or among any of the foregoing parties; or (l) other information in the possession or control of Seller which such party reasonably deems confidential, proprietary, or privileged. If Buyer, after review thereof, determines that duplicate or additional reports are desirable, Buyer will order those inspections and notify Seller of the inspection date and times within five (5) days.

ARTICLE 6
CONDITIONS PRECEDENT, CASUALTY DAMAGE OR CONDEMNATION

Section 6.1    Conditions Precedent to Closing Favoring Buyer. In addition to any other conditions precedent in favor of Buyer as may be expressly set forth elsewhere in this Agreement, Buyer’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 6.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

(a)    Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

(b)    On the Closing Date, all of the representations and warranties of Seller set forth in Section 7 hereof shall be true, accurate and complete in all material respects.

(c)    Seller shall have secured, and Buyer shall have received, at least two (2) Business Days prior to Closing estoppel certificates executed and dated not more than thirty (30) days prior to the Closing Date by Seller with respect to each Plumas Lease (as hereinafter defined) confirming the accuracy in all material respects of the respective Plumas Lease, the validity and accuracy of all terms and conditions of the respective Plumas Lease, and that neither landlord nor tenant is in default under such lease. The estoppel certificate required hereby shall be substantially in the form attached hereto as Exhibit D.

(d)    Seller shall have secured, and Buyer shall have received, at least two (2) Business Days prior to Closing, an executed (but undated) Subordination, Non‑Disturbance and Attornment Agreement (each, “SNDA”) from Seller with respect to each Plumas Lease. All SNDAs required hereby shall be substantially in the form attached hereto as Exhibit F.

(e)    Except as otherwise provided herein, Seller must be able to convey by Grant Deed (the “Deed”) title to the Property to Buyer at Closing simple title subject only to the Permitted Exceptions.

(f)    Buyer and Seller shall, at Closing, execute a lease agreement on a form substantially similar to that attached hereto as Exhibit J (together the “Plumas Leases” and individually, a “Plumas Lease”) wherein Seller, as tenant, shall lease from Buyer, as landlord, and Buyer shall, as landlord, lease to Seller, as tenant, that certain premises for each of the two Exhibit A1-A2 locations according to those certain lease terms for each location.

(g)    There shall be no material adverse change in the physical condition of the Property from and after the end of the Study Period through the Closing Date. For purposes of this Section 6.1(g), the term “material adverse change in the physical condition” shall mean a change in the physical condition of the Property resulting from the actions of Seller or Seller’s representatives or agents that has a value in excess of seven and one-half percent (7.5%) of the Purchase Price.

Seller’s failure to satisfy any of the conditions precedent in this Section 6.1 shall give the Buyer the right to terminate this Agreement and have the Deposit promptly returned to Buyer.

Section 6.2    Conditions Precedent to Closing Favoring Seller. In addition to any other condition precedent in favor of Seller as may be expressly set forth elsewhere in this Agreement, Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

(a)    Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

(b)    On the Closing Date, all of the representations of Buyer set forth in this Agreement shall be true, accurate and complete in all material respects.

(c)    Buyer and Seller shall, at Closing, execute a lease agreement on a form substantially similar to that attached hereto as Exhibit J wherein Seller, as tenant, shall lease from Buyer, as landlord, and Buyer shall, as landlord, lease to Seller, as tenant, that certain premises for each of the respective Exhibit A1-A2 two (2) Properties according to those certain lease terms as set forth on Exhibit J. The other terms in 6.1(i) apply.

Section 6.3    Risk of Loss. Subject to the following provisions of this Section 6.3, risk of loss due to damage from fire or other casualty shall remain with Seller until Closing. In the event all or a portion of the Improvements should be damaged or destroyed by a Major Casualty, Buyer may, at Buyer’s sole option, elect to either:

(a)    terminate this Agreement as it relates to such Property; or

(b)    close the transaction contemplated by this Agreement, in which case said closing shall be deemed a waiver of any claims or rights of Buyer arising as a result of such fire or other casualty, except as set forth in this Section 6.3.

For the purposes of this Agreement, the term “Major Casualty” shall mean any casualty if (i) the portion of the Property that is the subject of such casualty has a value in excess of seven and one-half percent (7.5%) of the Purchase Price, as reasonably determined by Seller, or (ii) any casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing against the Purchase Price for the cost of such repair or restoration.

If Buyer elects to proceed pursuant to Section 6.3(b), Buyer shall purchase the Property in accordance with the terms hereof except that (i) the Purchase Price shall be reduced by the amount of any applicable insurance deductible with respect to such damage and (ii) Seller shall assign to Buyer at Closing all insurance proceeds payable on account of such damage. Buyer shall be deemed to have elected to proceed under Section 6.3(b) unless, on or prior to the Closing Date, Buyer provides Seller with written notice that Buyer elects to terminate this Agreement pursuant to Section 6.3(a).

Section 6.4    Condemnation. In the event that any portion of the Real Property should be taken by a Major Condemnation prior to the Closing, Buyer may, at Buyer’s sole option, elect either to:

(a)    terminate this Agreement as it relates to one or more Properties impacted by the condemnation action or terminate this Agreement as it relates to the entirety of the Property and receive back the Deposit; or

(b)    close the transaction contemplated by this Agreement.

For the purposes of this Agreement, “Major Condemnation” shall mean any condemnation proceedings, or eminent domain proceedings if the portion of the Property that is the subject of such condemnation or eminent domain proceedings: (i) has a value in excess of seven and one-half percent (7.5%) of the Purchase Price, as reasonably determined by Seller, or (ii) renders the Property inaccessible.

In all other cases, or if Buyer elects to proceed under Section 6.4(b), Buyer shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price), and Seller shall assign to Buyer at Closing all condemnation proceeds payable as a result of such condemnation. Buyer shall be deemed to have elected to proceed under Section 6.4(b) unless, within ten (10) days from written notice of the condemnation, Buyer provides Seller with written notice that Buyer elects to terminate this Agreement pursuant to Section 6.4(a).

Section 6.5    Leasing & Other Activities Prior to Closing.

(a)    At all times prior to Closing, Seller shall deliver to Buyer a copy of any proposed new leases (including renewals) or requests to any sublease or assignment under any existing Leases. Copies of any such proposed lease activity taking place during such period must be presented by Seller to Buyer promptly but in no event later than three (3) Business Days after a Seller becomes aware of same. Seller shall not, during the term of this Agreement, enter into any new leases (including renewals, subleases or assignments, except a renewal, sublease or assignment to which a tenant is entitled to as matter of right under its existing lease), amend or modify any existing Leases or consent to any sublease under any existing lease, in each case, without the prior written consent of Buyer, which consent may be withheld, in Buyer’s reasonable discretion. Buyer will notify Seller of consent or non-consent within five (5) Business Days. Seller represents that no leasing commissions are due or payable nor will be due or payable by Buyer either before or after Closing with respect to any existing leases, any amendments or modifications, lease renewals or new leases entered into by Seller prior to or during the term of the Agreement.

(b)    At all times prior to Closing, Seller shall continue to (i) conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (ii) insure the Property substantially as it is currently insured.

(c)    At all times prior to Closing, Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein without the prior written consent of Buyer, and Seller shall not consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property without the prior written consent of Buyer.

ARTICLE 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.1    Seller’s Representations. Seller hereby warrants and represents to Buyer that:

(a)    Seller is a duly formed, validly existing in the state of in which it is authorized to do business and in each jurisdiction its operates, duly chartered to conduct business as a financial institution under the laws of the State in which each Property is located and the United States of America, is in good standing and regulatory compliant, and is authorized to enter into this Agreement and consummate the transactions contemplated hereby; each individual executing this Agreement on Seller’s behalf is authorized to do so and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b)    Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of these covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement, and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

(c)    There are no actions, suits or proceedings pending, or, to the actual knowledge of Seller, threatened, against or affecting Seller or the Property, which, if determined adversely to Seller, would adversely affect its ability to perform its obligations hereunder.

(d)    To the Seller’s actual knowledge, neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (A) the articles of incorporation, by-laws or other organizational certificate(s) or formation documents of Seller, (B) any law or any court order or (C) any agreement or instrument to which Seller is a party.

(e)    Except for the approval of Seller’s auditing firm that the sale contemplated by this Agreement qualifies for gain recognition under U.S. GAAP rules (the “Auditor’s Approval”), no authorization, consent, or approval of any governmental authority, agency or regulatory entity (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of their respective obligations hereunder. Seller shall use commercially reasonable efforts to deliver evidence of the Auditor’s Approval to Buyer at least five (5) Business Days prior to the expiration of the Study Period. Evidence of approval will be delivered to Buyer via email from the chief financial officer of Seller.

(f)    Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer.

(g)    Except as otherwise disclosed in writing to Buyer by Seller, Seller has received no written notice from any governmental agency or official to the effect that any condemnation proceeding relating to the Property is pending or contemplated.

(h)    Except as otherwise disclosed in writing to Buyer by Seller, Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation, which has not been cured or waived.

(i)    To the Seller’s actual knowledge, there is no litigation or administrative proceeding pending with respect to any portion of the Property, and Seller has received no written notice that any litigation with respect to any portion of the Property is threatened.

(j)    Seller has delivered to Buyer complete copies of all leases and other occupancy agreements affecting the Property, if any. Seller has received no written notice from any tenant claiming that Seller is currently in default in its obligation as landlord under any lease, to the Seller’s actual knowledge, no tenant is in default in any obligation under its lease; and no rent has been paid by any tenant more than one (1) month in advance.

(k)    Except as otherwise disclosed to Buyer in writing by Seller, to Seller’s actual knowledge, there are no Hazardous Materials stored on, incorporated into, located on, present in or used on the Property in violation of, and requiring remediation under, any laws, ordinances, statutes, codes, rules or regulations as of the date of this Agreement. If after the date of this Agreement Seller receives any such notice or obtains such actual knowledge, the Seller shall promptly disclose such notice or knowledge to Buyer. For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now defined the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; and (vii) any additional substances or materials which are now considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

(l)    Seller is not delinquent in the payment of bills or claims more than thirty (30) days past due in connection with the Property or work or material purchased by Seller in connection with the Property which will not be paid by or at Closing or placed in escrow to the extent any such claims could result in a lien on the Property pursuant to the provisions of this Agreement.

(m)    Except as otherwise disclosed to Buyer in writing, during the preceding twelve (12) months, Seller has received no notices from any insurance company issuing any policy of insurance covering the Property requiring the performance of any work with respect to the Property.

(n)    Seller shall immediately notify Buyer, in writing, of any event or condition actually known to a Seller which occurs prior to Closing hereunder, which causes a change materially adverse to Buyer in the facts relating to, or the truth of, any of the representations or warranties, or which causes the Property not be in compliance in material respects with federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices and orders.

(o)    There are no leasing commissions presently due or payable nor shall there be any leasing commissions due or payable by Buyer as a result of any leases presently affecting the Property or any leases entered into by Seller prior to the Closing Date.

Section 7.2    Survivability of Representations and Warranties. The Seller’s liability for any loss, cost or expense or cause of action incurred by Buyer on account of the Seller’s representations and warranties not being true, complete and accurate in a material respect on the Closing Date shall survive the Closing for a period of twelve (12) months from the Closing Date.

Section 7.3    Buyer’s Representations. Buyer makes the following representations and warranties to Seller:

(a)    Buyer is a duly formed, validly existing limited liability company under the laws of the state of Delaware, is in good standing, and is authorized to enter into this Agreement and consummate the transactions contemplated hereby; each individual executing this Agreement on Buyer’s behalf is authorized to do so and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b)    No authorization, consent, approval of any governmental authority (including courts) is required for the execution and delivery by Buyer of this Agreement or the performance of its obligations hereunder.

(c)    Buyer’s taxpayer identification number is 99-4471891.

(d)    Buyer has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of these covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

(e)    The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer.

(f)    There are no actions, suits or proceedings pending, or, to the knowledge of Buyer, threatened, against or affecting Buyer, which, if determined adversely to Buyer, would adversely affect its ability to perform its obligations hereunder.

(g)    Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (A) the articles of incorporation, by-laws or other organizational certificate(s) or formation documents of Buyer, (B) to the best of Buyer’s knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (C) any agreement or instrument to which Buyer is a party or by which it is bound or (ii) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

Section 7.4        As-Is Provisions.

7.4.1    As-Is Sale. Buyer acknowledges and agrees that: EXCEPT FOR SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT AND SELLER’S WARRANTIES SET FORTH IN THE DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, BUYER IS PURCHASING THE PROPERTY “AS-IS”, “WHERE-IS”, AND WITH ALL FAULTS AND THAT (I) SELLER MAKES NO WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF SELLER AND BUYER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES WHATSOEVER CONTAINED IN OR CREATED UNDER THE UNIFORM COMMERCIAL CODE IN EFFECT IN CALIFORNIA OR ANY OTHER JURISDICTION WHOSE LAW MAY BE APPLICABLE TO THE CONSTRUCTION OR ENFORCEMENT OF THIS AGREEMENT OR ANY AND ALL INSTRUMENTS CONTEMPLATED HEREIN), (II): EXCEPT FOR SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT AND SELLER’S WARRANTIES SET FORTH IN THE DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PROPERTY, AND (III) SELLER HAS NO LIABILITY WITH RESPECT TO (X) THE VALUE OF THE PROPERTY OR ITS FINANCIAL CONDITION, (Y) PROJECTIONS OR ESTIMATES REGARDING SIZE, INCOME OR EXPENSES OF THE PROPERTY AS PROVIDED BY SELLER OR SELLER’S BROKER, IF ANY, OR (Z) EXCEPT FOR SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT AND SELLER’S WARRANTIES SET FORTH IN THE DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, THE COMPLETENESS OR ACCURACY OF SELLER’S DELIVERIES, ANY THIRD PARTY DOCUMENTS, INFORMATION, MARKET OR OTHER DATA OR REPORTS IT HAS PROVIDED OR SHALL PROVIDE TO BUYER. BUYER ACKNOWLEDGES AND REPRESENTS TO SELLER THAT BUYER WILL HAVE DURING THE REVIEW PERIOD AMPLE OPPORTUNITY TO INSPECT AND EVALUATE THE PROPERTY; THAT BUYER IS EXPERIENCED IN THE OWNERSHIP OF REAL ESTATE; AND TO THE EXTENT THAT BUYER’S OWN EXPERTISE WITH RESPECT TO ANY MATTER IS INSUFFICIENT TO ENABLE BUYER TO REACH AN INFORMED CONCLUSION, BUYER HAS OR WILL HAVE ENGAGED THE SERVICES OF PERSONS QUALIFIED TO ADVISE BUYER WITH RESPECT TO SUCH MATTERS. THEREFORE, IT IS UNDERSTOOD AND AGREED THAT, WITH RESPECT TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY AND ITS SUITABILITY FOR BUYER’S PROPOSED USE OR DEVELOPMENT, THE PROPERTY IS BEING SOLD AND CONVEYED AND BUYER AGREES TO ACCEPT THE PROPERTY “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS” AND SUBJECT TO ANY LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION OR VIOLATION OF APPLICABLE LAW WHICH MAY EXIST, WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT FOR SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT AND SELLER’S WARRANTIES SET FORTH IN THE DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING. SUBJECT TO SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT AND SELLER’S WARRANTIES SET FORTH IN THE DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT (I) BUYER SHALL BE SOLELY RESPONSIBLE FOR DETERMINING THE PHYSICAL CONDITION OF THE PROPERTY, THE LEGAL RESTRICTIONS APPLICABLE TO THE DEVELOPMENT AND USE OF THE PROPERTY, AND THE SUITABILITY OF THE PROPERTY FOR THE BUYER’S PROPOSED USE, AND BUYER, PRIOR TO THE END OF THE STUDY PERIOD, WILL HAVE THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY, AND (II) BUYER IS RELYING SOLELY UPON SUCH INSPECTIONS, EXAMINATION AND EVALUATION OF THE PROPERTY BY BUYER IN PURCHASING THE PROPERTY ON AN “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS” BASIS. EXCEPT FOR A BREACH BY SELLER OF SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT AND SELLER’S WARRANTIES SET FORTH IN THE DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, IF CLOSING OCCURS HEREUNDER, BUYER HEREBY ASSUMES THE RISK THAT PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY EXIST ON THE PROPERTY. TO THE EXTENT THAT THE FOREGOING IMPOSES ANY RISK TO BUYER, THE SAME IS REFLECTED IN THE PURCHASE PRICE. WITHOUT LIMITATION ON THE OTHER PROVISIONS OF THIS SECTION 7.4.1 AND EXCEPT FOR SELLER’S WARRANTIES EXPRESSLY SET FORTH IN SECTION 7.1 OF THIS AGREEMENT, BUYER HEREBY WAIVES THE RIGHT TO ASSERT ANY DEFENSE AGAINST BUYER’S OBLIGATION TO INDEMNIFY SELLER UNDER THIS AGREEMENT, WHICH DEFENSE IS BASED UPON THE PHYSICAL, LEGAL, ENVIRONMENTAL, OR ANY OTHER CONDITION OF THE PROPERTY.

Buyer’s Initials

The Purchase Price and the terms and conditions set forth in this Agreement are the result of arm’s-length bargaining between entities familiar with transactions of this kind and said price, terms and conditions reflect the fact that Buyer shall have the benefit of and is relying upon, no statements, representations or warranties whatsoever made by or enforceable directly against Seller relating to the condition, operations, dimensions, descriptions, soil condition, suitability, availability of water and other utilities, compliance or lack of compliance with any state, federal, county or local law, ordinance, order, permit or regulation or any other attribute or matter of or relating to the Property. Buyer represents, warrants and covenants to Seller that, except for Seller’s representations and warranties specified in Section 7.1 of this Agreement AND Seller’s representations and warranties set forth in the documents to be executed by Seller at Closing, Buyer is relying solely upon its own inspection and investigation of the Property. If Seller obtains or has obtained the services, opinions or work product of surveyors, architects, engineers, Escrow Agent, governmental authorities or any other person or entity with respect to the Property, Buyer and Seller agree that Seller shall do so only for the convenience of both parties and the reliance by Buyer upon any such services, opinions or work product shall not create or give rise to any liability of or against Seller.

7.4.2    Release. Except for Seller’s representations and warranties specified in Section 7.1 of this Agreement and Seller’s representations and warranties set forth in the documents to be executed by Seller at Closing, by accepting the Deed and closing escrow for the purchase of the Property, Buyer, on behalf of itself, its affiliates and their respective successors and assigns, shall thereby, and does hereby, release, remise, acquit and forever discharge Seller from, and waive any and all liabilities against Seller for, attributable to, or in connection with the Property, whether known or unknown, direct or indirect, arising or accruing before, on or after Closing and whether attributable to events or circumstances which arise or occur before, on or after Closing, including, without limitation, the following: (a) any and all statements or opinions heretofore or hereafter made, or information (including Seller’s Due Diligence Materials) furnished or made available with respect to the Property to Buyer, whether by Seller or any of their respective affiliates, employees, officers, directors, managers, shareholders, members, partners or other direct or indirect owners; (b) the structural, physical, or environmental condition of the Property, including, without limitation, any violations of applicable laws with regard to the Property, and all liabilities relating to any construction defects, errors, omissions and other conditions, latent or otherwise, affecting the Property and any related claims or causes of action with respect to any of the foregoing; (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property; and (d) any and all other matters regarding the Property, in each case whether existing prior to or after the Closing. Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s representations and warranties, subject to the terms and limitations of Seller’s liability for any breach of any of Seller’s representations and warranties as set forth elsewhere in this Agreement, (ii) any of the covenants, agreements or obligations of Seller under this Agreement that expressly survive Closing, or (iii) any acts constituting willful misconduct or fraud by Seller, as determined by a court of competent jurisdiction in a non-appealable decision.

7.4.3    Waiver. Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” BUYER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO BUYER THE PROVISIONS OF THIS SECTION 7.4.3. BY INITIALING BELOW, BUYER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 7.4.3.

Buyer hereby agrees that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses and other claims and liabilities which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby releases, discharges and acquits Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses and other claims and liabilities as provided for herein.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 7.4.3. Buyer has initialed this Section 7.4.3 to further indicate its awareness and acceptance of each and every provision hereof; provided, however that failure of Buyer to initial this Section 7.4.3 below shall not invalidate this Section 7.4.3 nor any other provision of this Agreement.

SELLER	BUYER
RB	WBJ

7.4.4    Successors and Assigns. The provisions of this Section 7.4 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.4.5    Reaffirmation and Survival. The provisions of this Section 7.4 shall be deemed reaffirmed by Buyer by acceptance of the Deed and shall survive Closing.

Section 7.5    Limitation on Seller’s Liability.

7.5.1    Materiality of Breach. Notwithstanding any provision to the contrary contained in this Agreement, and subject to any limitations on Seller’s liability contained elsewhere in this Agreement, in determining whether Buyer is entitled to bring a claim after Closing against Seller in connection with the Property, this Agreement or any liabilities in connection with any of the foregoing, including, without limitation, in connection with the breach of any covenant, representation or warranty of Seller, including Seller’s representations and warranties, contained in this Agreement, Buyer must demonstrate that the monetary value of the aggregate damages suffered, or reasonably estimated damages to be suffered, by Buyer and/or the liabilities incurred, or the liabilities reasonably estimated to be incurred, by Buyer as a result of any of the foregoing, is or is reasonably anticipated to be in excess of Fifteen Thousand Dollars ($15,000.00), in the aggregate (the “Basket Amount”). Buyer shall not make any claim against Seller unless the aggregate of all such damages and liabilities, determined without any materiality qualification, exceeds the Basket Amount. If the Basket Amount is exceeded, then Buyer shall be entitled to recover damages to the extent such damages and liabilities exceed the Basket Amount, provided in no event shall such damages and liabilities exceed the Cap Amount.

7.5.2    Maximum Aggregate Liability of Seller. Notwithstanding any provision to the contrary contained in this Agreement, and subject to any limitations on Seller’s liability contained elsewhere in this Agreement, if the Closing occurs, the maximum aggregate liability of the Seller, and the maximum aggregate amount which may be awarded to and collected at any time by Buyer, in connection with the Property, this Agreement and any liabilities in connection with any of the foregoing, including, without limitation, in connection with the breach of one or more of the covenants, representations and warranties of Seller contained in this Agreement shall not exceed an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Cap Amount”), in the aggregate. Notwithstanding any provision to the contrary contained in this Agreement, Buyer shall not have any recourse against any member, partner, shareholder, officer, director, beneficial owner, employee, advisor or agent of Seller for any liabilities of Seller in connection with this transaction, the Property and/or this Agreement.

7.5.3    No Consequential, Incidental or Punitive Damages. Without limiting the provisions of this Section 7.5, Buyer hereby agrees that with respect to any relief Buyer may seek after Closing for Seller’s breach of one or more of the covenants, representations and/or warranties under this Agreement, whether occurring before or after Closing, Buyer shall not have the right under any circumstance to seek or claim, and shall not seek, claim, demand, bring suit for or pray for any relief in the nature of consequential, incidental, special, punitive, exemplary or statutory damages, which excluded damages include, without limitation, any claim for “lost opportunities,” “changes in markets,” “loss of tax benefits,” or the like. Nothing in this Section is intended to contradict or bar Buyer’s right to recover attorneys’ fees pursuant to Section 11.7 hereof, whether or not such damages or compensation might otherwise be characterized as “consequential” or “incidental” damages.

7.5.4    Survival. The provisions of this Section 7.5 shall survive Closing (and not be merged therein) or any earlier termination of this Agreement.

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ARTICLE 8
CLOSING

Section 8.1    Closing Date. The Closing hereunder shall take place via an escrow-style closing at the offices of the Escrow Agent on or before the date that is fifteen (15) days after the end of the Study Period or at such other place and on such other date as Seller and Buyer mutually agree (the “Closing Date”). All documents and deliveries required of Seller and Buyer hereunder may be delivered by mail or overnight carrier to the Escrow Agent to be held in escrow pending Closing such that neither Seller nor Buyer shall have any requirement to attend the Closing, it being agreed that the parties will cooperate with one another to effectuate an escrow Closing on the Closing Date through the Escrow Agent in accordance with the terms of this Agreement.

Section 8.2    Seller’s Deliveries. At the Closing, unless previously delivered or provided, Seller shall deliver or cause to be delivered to Buyer, at Seller’s sole expense, each of the following items:

(a)    A Grant Deed duly executed and acknowledged by the applicable Seller, substantially in the form attached hereto as Exhibit G, free and clear of all Liens and all other encumbrances and subject only to the Permitted Exceptions.

(b)    A general assignment and assignment and assumption of leases (the “Blanket Assignment”) in the form attached hereto as Exhibit H which shall transfer, convey, sell, assign and set over to Buyer all of Seller’s right, title and interest in and to the Intangible Property.

(c)    All estoppels and SNDAs required under Section 6.1(c) and Section 6.1(d) this Agreement.

(d)    A non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Internal Revenue Code.

(e)    A certificate (the “Closing Certificate”) in the form attached hereto as Exhibit I stating that, all representations and warranties made by Seller in this Agreement, as such representations and warranties are qualified and limited in this Agreement, are true, complete and correct in all material respects as of the Closing Date, except as may have been previously disclosed in writing to Buyer.

(f)    An owner’s affidavit in the form attached hereto as Exhibit K.

(g)    A duly executed closing statement reflecting the adjustments and prorations required by this Agreement (the “Closing Statement”).

(h)    A duly executed form of Plumas Lease for each bank administrative and office building comprising the Property as referenced in Section 6.1(i) of this Agreement whereby Seller, as tenant, shall lease from Buyer, as landlord, each premises detailed in Exhibit J and pursuant to the terms detailed on such Exhibit J of this Agreement.

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(i)    Seller shall deliver evidence or documents as may reasonably be required by the Title Company evidencing the power and authority of the applicable Seller and its respective officers and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the sale of the Property.

(j)    Seller shall deliver to Buyer such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement, including necessary FIRPTA forms, the estoppels required pursuant to this Agreement, the SNDA forms required pursuant to this Agreement, and the Deposit required pursuant to this Agreement.

(k)    A duly executed and notarized Memorandum of Lease in the form of Exhibit L for each Plumas Lease (the “Memoranda of Lease”).

Section 8.3    Buyer’s Deliveries. At the Closing, Buyer shall deliver to Seller the following items:

(a)    Immediately available U.S. federal funds sufficient to pay the Purchase Price (less the Deposit and any interest thereon and any adjustments as set forth in this Agreement) and Buyer’s share of all escrow costs and closing expenses.

(b)    Duly executed and acknowledged originals of the Blanket Assignment and the Closing Statement.

(c)    A duly executed form of Plumas Lease for each bank administrative and office building comprising the Property as referenced in Section 6.1(i) of this Agreement whereby Buyer, as landlord, shall lease to Seller, as tenant, each premises detailed in Exhibit J and pursuant to the terms detailed on such Exhibit J of this Agreement.

(d)    The duly executed and notarized Memoranda of Lease for the Plumas Leases.

(e)    Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property.

Section 8.4    Costs and Prorations.

(a)    Closing Costs. Buyer and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. Buyer shall pay (i) all costs associated with its due diligence, including the cost of appraisals, architectural, engineering, credit, zoning, property condition and environmental reports, (ii) any taxes or fees associated with any financing Buyer secures and any associated mortgage filed by Buyer’s lender, (iii) the cost of any premium for a lender’s title insurance policy insuring Buyer’s lender and all additional endorsements to the lender’s policy required by the Title Company or Buyer’s lender, (iv) one-half of any transfer taxes levied by the city or county in which the Property is situated, and (v) one-half (1/2) of all escrow fees. Seller shall pay (i) the real estate commissions imposed upon Seller as provided in Section 9.1 of this Agreement, (ii) all extended coverage owner’s title insurance premiums and any endorsements reasonably required by Buyer and/or the Title Company, (iii) one-half (1/2) of all escrow fees, (iv) one-half of any transfer taxes levied by the city or county in which the Property is situated, and (v) the cost of the Survey. All other customary purchase and sale closing and escrow costs shall be split 50/50 between Seller and Buyer.

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(b)    Prorations/Credits. The following shall be prorated between Seller and Buyer and/or debited and credited by and between Seller and Buyer as of the Closing Date:

(i)    All real estate taxes and general or special assessments on the Properties based on the most recently ascertainable taxes will not be allocated between Seller and Buyer as of the Closing Date as Seller will be responsible for real estate taxes and assessments post-Closing pursuant to the Plumas Leases. Seller shall be responsible for real estate taxes and assessments due and payable prior to Closing;

(ii)    At Closing, Seller shall pay to Buyer the first month’s payment of Base Rent (as such term is defined in the Plumas Leases);

(iii)    All common area maintenance charges incurred in connection with the operation of the Properties accruing with respect to or relating to the period through and including the day before the Closing Date shall be the responsibility of and shall be paid by Seller. All such common area maintenance charges in connection with the Properties accruing with respect to or relating to the period commencing on the Closing Date and thereafter shall be the responsibility of and paid by the party responsible for the same under the applicable Plumas Lease.

All prorations and closing payments shall be made on the basis of the Closing Statement approved by Buyer and Seller. Except as otherwise stated, in the event any of the prorations or apportionments made under this Section 8.4 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available. The provisions of this Section 8.4 shall survive the Closing for a period of three (3) months.

Subsequent to the Closing Date and to the extent applicable, the Seller and Buyer shall promptly and without delay remit to the other party upon receipt, any and all monies which either or both of them might receive from the respective tenants but which, in actuality, are due and owing to the other party for its respective period of ownership.

Section 8.5    Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to the rights of Seller under the applicable Plumas Lease, and rights arising under any of the Permitted Exceptions.

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ARTICLE 9
REAL ESTATE COMMISSION

Section 9.1    Commissions. Buyer and Seller represent that neither party has engaged a real estate broker with respect to the transactions contemplated by this Agreement other than STREAM Capital Partners, LLC (“Broker”). Each party agrees to indemnify and hold harmless the other from and against any and all claims, demands or the cost or expense thereof, including reasonable attorneys’ fees, arising out of any broker’s commission, fee or other compensation due or alleged to be due in connection with the transactions contemplated by this Agreement other than to Broker based upon an agreement alleged to have been made or other action alleged to have been taken by the indemnifying party. Seller shall be responsible for the commission due Broker if and when Closing occurs.

Section 9.2    Leasing Commissions. On or before Closing, Seller shall be responsible for and shall pay and satisfy any and all amounts and obligations due or payable under the Leases for any leasing commissions, mandatory tenant improvements, rent abatements or tenant reimbursements, whether due or payable prior to or after the Closing.

ARTICLE 10
    TERMINATION AND DEFAULT

Section 10.1    Buyer’s Default. If the Closing contemplated hereby is not consummated because of a default by Buyer in its obligation to purchase the Property or otherwise perform its obligations under this Agreement in accordance with the terms of this Agreement, then: (a) Seller, as their sole and exclusive remedy, may terminate this Agreement; (b) any Deposit, including any accrued interest, shall be promptly paid by the Escrow Agent to and retained by Seller as liquidated damages; and (c) except for surviving obligations, Seller and Buyer shall have no further obligations to each other. IF SELLER ELECTS TO TERMINATE THIS AGREEMENT AND THE ESCROW IN ACCORDANCE WITH THIS SECTION 10.1, SELLER SHALL HAVE THE RIGHT TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AS SELLER’S SOLE AND EXCLUSIVE REMEDY, EXCEPT THIS SECTION SHALL NOT LIMIT SELLER’S CLAIMS FOR ATTORNEYS’ FEES UNDER THIS AGREEMENT OR SELLER’S CLAIMS PURSUANT TO BUYER’S INDEMNITY AND OTHER OBLIGATIONS UNDER THIS AGREEMENT THAT EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT THE AMOUNT OF LIQUIDATED DAMAGES IS REASONABLE CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, INCLUDING THAT ASCERTAINING THE AMOUNT OF SELLER’S ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT, COSTLY AND INCONVENIENT. BY INITIALING THIS SECTION IMMEDIATELY BELOW, SELLER AND BUYER ACKNOWLEDGE THEIR APPROVAL OF THIS LIQUIDATED DAMAGES PROVISION.

RB	WBY

Buyer’s Initials	Seller’s Initials

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Section 10.2    Seller’s Default. If a Seller defaults in its obligation to sell the Property to Buyer in accordance with the terms of this Agreement or otherwise defaults with respect to its obligations hereunder, then Buyer may: (a) terminate this Agreement by giving written notice thereof to Seller, in which event the Deposit will promptly be returned by Escrow Agent to Buyer along with reimbursement to Buyer for its actual, documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement, including, without limitation, expenses associated with its due diligence investigation of the Property and reasonable attorneys’ fees, but in no event more than Seventy-Five Thousand and 00/100 Dollars ($75,000.00), and the parties shall have no further obligation to each other; or (b) enforce specific performance of this Agreement against Seller; or (c) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

ARTICLE 11
MISCELLANEOUS

Section 11.1    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

Section 11.2    Binding On Successors and Assigns. Subject to Section 11.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.3    Assignment by Buyer. Buyer shall have the right to assign its right, title and interest in and to this Agreement to an Assignee without Seller’s prior written consent so long as Buyer provides the information below. As used herein, the term “Assignee” shall mean an entity wholly owned and controlled solely by Buyer to acquire title to the Property. Buyer shall promptly notify Seller in writing of said assignment including the name, address, and telephone number of the assignee, relationship to Buyer (if any), and deliver to Seller copies of the assignment document and evidence of the relationship between Buyer and the Assignee.

Section 11.4    Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

Section 11.5    Governing Law and Venue. This Agreement shall be governed by and construed under the internal laws of the State where each Property at issue is located without regard to the principles of conflicts of law. The Buyer and Seller consent and agree that the County in which each Property at issue is located shall be the exclusive, proper, and convenient venue for any legal proceeding relating to this Agreement, and each of them waives any defenses, whether asserted by motion or pleadings, that such County, is an improper or inconvenient venue.

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Section 11.6    Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be delivered personally, sent by United States Postal Service, certified mail, return receipt requested, or by any nationally known overnight delivery service for next day delivery, postage prepaid. All notices shall be deemed to have been received on the day of personal delivery, three (3) days following the date when deposited with the United States Mail, or one (1) Business Day after being deposited with any other nationally known overnight delivery service as the case may be. Email notice to the parties at the email addresses below shall also be sufficient and delivery of an email shall be deemed to occur on the Business Day sent, if sent by 11:59 PM Pacific Time. All notices shall be addressed to the parties at the addresses below:

To Seller:	Plumas Bank
35 S. Lindan Avenue
Quincy, CA 95971-9122
Attention: Mr. Richard Belstock
Email: Richard.belstock@plumasbank.com

To Buyer:	Brookline Branch Services, LLC
120 E. Washington St., Suite 201
Syracuse, NY 13202
Attention: William B. Yeomans, Sr., Sole Member
Telephone: 315-491-8651
Email: wbyeomans@gmail.com

with copies to:
(which shall not constitute notice):
Brookline - Legal Department
120 E. Washington St., Suite 201
Syracuse, New York 13202
Telephone: 315-481-3335
Email: clockwood@brooklinedevelopment.com; and

Zachary J. Chauhan, Esq.
Winstead PC
500 Winstead Building
2728 N. Harwood Street
Dallas, Texas 75201
Telephone: 214-745-5696
Email: zchauhan@winstead.com

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 11.6. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

Section 11.7    Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

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Section 11.8    IRS Real Estate Sales Reporting. Buyer and Seller hereby agree that the Escrow Agent, or such other person who is responsible for the disbursing of proceeds at Closing, shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e) and shall prepare and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).

Section 11.9    Time Periods. In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day (defined below), the time for performance shall be extended to 11:59 p.m. of the next Business Day. As used herein, the term “Business Day” shall mean any day other than Saturday, Sunday, any federal holiday, or any day which is a national banking holiday.

Section 11.10    Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by both Seller and Buyer.

Section 11.11    Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to the Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

Section 11.12    Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein”, “hereinafter”, “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine sender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation”.

Section 11.13    Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

Section 11.14    Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Agreement is found by a court of law to be in violation of any applicable local, state or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

25

Section 11.15    Multiple Counterparts/Electronic Signatures. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto, except having attached to it additional signature or acknowledgment pages. A facsimile or e-mail (through scanned or electronically transmitted .pdf, .jpg or .tif files) or DocuSign of this Agreement, or any portion thereof, including the signature page of any party, shall be deemed an original for all purposes.

Section 11.16    Survival. Upon a termination of this Agreement, this Agreement shall be null and void and that the parties hereto shall thereafter have no further rights or obligations hereunder, and unless the representations and/or warranties are specifically stated to expire within a certain period of time in which event any such specific limitation shall control, all provisions on the part of one party to indemnify the other party shall survive any such termination of this Agreement and shall be continuing obligations after such termination hereof. Furthermore, the provisions of all sections of this Agreement that, from their sense and context are intended to survive the Closing or termination of this Agreement in order for them to be effectual and have the meaning intended by the parties, shall so survive and shall not be merged into the deed of conveyance or any other Closing document from Seller to Buyer at Closing, regardless of whether a specific provision to this effect has heretofore been incorporated into this Agreement.

Section 11.17    Tax Free Exchange. Each of Seller and Buyer shall cooperate with the other in effecting an exchange described in Section 1031 of the Internal Revenue Code (“Tax Free Exchange”), provided, that: (a) the Tax Free Exchange shall not impose additional financial or legal obligations in addition to those set forth elsewhere in this Agreement; (b) neither Seller nor Buyer shall have any obligation to take title to any exchange property; (c) the exchanging party shall indemnify, defend and save and hold the other party harmless of and from all expenses, liabilities, claims, losses or actions as a result of participation in the Tax Free Exchange; and (d) the other party shall have no obligation to modify any of the provisions of this Agreement to effect the Tax Free Exchange.

Section 11.18    Recordation. Neither Buyer nor Seller shall record or authorize the recordation of this Agreement or a Memorandum of this Agreement without the written consent of the other.

Section 11.19    Merger of Understandings. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are hereby merged into this Agreement which alone fully and completely expresses their agreement, and that this Agreement is entered into after full investigation, neither party relying upon any statement or representations made by the Seller or the Buyer or anyone else not embodied in this Agreement. This Section shall survive the Closing and delivery of the deed or other termination of this Agreement.

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Section 11.20    Confidentiality. All of the information heretofore or hereafter supplied by the Seller to the Buyer shall be deemed confidential and shall not be revealed by the Buyer other than to investors, attorneys, accountants, consultants, hired vendors, a bank, credit union, or other financial institution which shall consider for or provide the Buyer with financing in connection with the purchase of the Property.

[Signatures appear on the following pages.]

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER: PLUMAS BANK, a California corporation By: /s/ Richard Belstock Name: Richard Belstock Title: CFO Date: March 28, 2025

BUYER: BROOKLINE BRANCH SERVICES, LLC, a Delaware limited liability company By: /s/ William B. Yeomans, Sr. Name: William B. Yoemans, Sr. Title: Sole Member Date: March 28, 2025

JOINDER BY ESCROW AGENT

CAL-SIERRA TITLE COMPANY, referred to in this Agreement as the “Escrow Agent” or “Title Company” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of March ___, 2025, and accepts the obligations of the Escrow Agent and Title Company as set forth herein.

CAL-SIERRA TITLE COMPANY

By:
Name:
Title:

SCHEDULE OF EXHIBITS

EXHIBIT A1-A2	PROPERTY ADDRESSES & LEGAL DESCRIPTIONS

EXHIBIT B	INTENTIONALLY OMITTED

EXHIBIT C	INTENTIONALLY OMITTED

EXHIBIT D	FORM OF TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT E	INTENTIONALLY OMITTED

EXHIBIT F	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT G	FORM OF GRANT DEED

EXHIBIT H	FORM OF BLANKET ASSIGNMENT

EXHIBIT I	FORM OF CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES OF SELLER

EXHIBIT J	FORM OF PLUMAS LEASE

EXHIBIT K	FORM OF OWNER’S AFFIDAVIT

EXHIBIT L	MEMORANDUM OF LEASE

EXHIBIT A1-A2

PROPERTY ADDRESSES & LEGAL DESCRIPTIONS

1	32 E Central Ave, Quincy, CA Parcel ID: 115-155-010-000 Listed Address: 32 E Central Ave, Quincy, CA Plumas County Source: Plumas County Assessor
2	35 S Lindan Ave, Quincy CA Parcel ID: 115-291-007-000 Listed Address: 35 S Lindan Ave, Quincy CA Plumas County Source: Plumas County Assessor

EXHIBIT A-1

LEGAL DESCRIPTION

32 East Central Avenue, Quincy CA 95971:

LEGAL DESCRIPTION The land referred to herein below is situated in the unincorporated area, in the County of Plumas, State of California, and is described as follows:  Parcel 1, as shown on the map thereof filed February 29, 1984 in Book 8 of Parcel Maps, at Page 139, Records of Plumas County

EXHIBIT A-2

LEGAL DESCRIPTION

35 South Lindan (aka Linden) Avenue, Quincy CA 95971:

LEGAL DESCRIPTION  The land referred to herein below is situated in the unincorporated area, in the County of Plumas, State of California, and is described as follows:  Parcel 2, as shown on the map thereof filed November 12, 1987 in Book 9 of Parcel Maps, at Page 94, Records of Plumas County

EXHIBIT B

INTENTIONALLY OMITTED

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

FORM OF TENANT’S ESTOPPEL CERTIFICATE

[LENDER]

Re:

Name of Tenant’s Business: __________________________________________ Lease (the “Lease”) between                                                     , as Landlord or its assignees (“Landlord”), and                                                 , as Tenant (“Tenant”), dated                 , 20     for approximately                   square feet of space in ___________________,      ____________________(the “Project”) as amended by the following amendments [list; if none, say “None”]:

Ladies and Gentlemen:

Tenant understands that _________________ (together with any successors of or assignees from __________________ or subsequent holders of the Loan, the “Lender”) intends to make a loan (the “Loan”) to Landlord or Landlord’s successor or designee approved by Lender (“Borrower”) to be secured by the Project. Tenant presently leases premises within the Project pursuant to the Lease, and, in connection with the foregoing, Tenant does hereby certify to Borrower and Lender as follows:

The Lease is in full force and effect; there are no amendments or modifications of any kind to the Lease except as referenced above (if any); there are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the premises leased under the Lease; and Tenant has not given Landlord any notice of termination thereunder;

There has not been and is now no subletting of the leased premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party;

To the best of the undersigned’s knowledge, no uncured default, event of default, or breach by Landlord exists under the Lease, no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach under the Lease. Tenant has made no claim against Landlord alleging Landlord’s default under the Lease;

Tenant is in full and complete possession of its leased premises in the Project and has accepted its leased premises in the Project, including any work of Landlord performed thereon pursuant to the terms and provisions of the Lease, and all common areas of the Project (including, without limitation, parking areas, sidewalks, access ways and landscaping) are in compliance with the Lease and are satisfactory for Tenant’s purposes;

To the best of Tenant’s knowledge, there are no rental, lease, or similar commissions payable with respect to the Lease by any broker making a claim through Tenant, except as may be expressly set forth therein;

Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, common area maintenance charges) with no offsets, deductions, defenses or claims; and Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification;

Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease, and there are no unpaid or unreimbursed construction allowances or other offsets due Tenant under the Lease;

The monthly base rent under the Lease is $__________ and has been paid by Tenant through ________________ ___, 20__;

Tenant is open for business and in operation in the Project;

Tenant agrees to provide copies of all notices given Landlord under the Lease to Lender at the following address:

Lender:

With copies to:

The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant;

Tenant acknowledges that the initial term of the Lease commenced on                     , 20    , and shall expire on                      , 20    , unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the lease term, except as follows (if none, so state):                                                       .

Tenant has no option or right to purchase the property of which the demised premises are a part, or any part thereof, except as follows (if none, so state):                                      .

Tenant acknowledges and agrees that Landlord and Lender shall be entitled to rely on Tenant’s certifications set forth herein.

IN WITNESS WHEREOF, Tenant has executed this instrument this _____ day of _______________, 20___.

TENANT:

By:
Name:
Title:

EXHIBIT E

INTENTIONALLY OMITTED

EXHIBIT F FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

THIS SPACE ABOVE FOR RECORDER’S USE

THIS SUBORDINATION, NON‑DISTURBANCE AND ATTORNMENT AGREEMENT executed on the date(s) indicated on each acknowledgment, but to be effective as of _______________, 20___, among                                     , a                                corporation (hereinafter referred to as “Lender”),                                              (hereinafter referred to as “Tenant”), and ____________________________________________ (hereinafter referred to as “Landlord”).

S T A T E M E N T   O F   B A C K G R O U N D

Landlord and Tenant have entered into that certain lease (hereinafter referred to as the “Lease”) dated ___________________________, amended ____________________________, relating to the premises described therein (hereinafter referred to as the “Premises”) and being part of the Property (as hereinafter described). Lender has made or has committed to make a loan to Landlord in the approximate principal amount of $_________________ secured by a mortgage or deed of trust (hereinafter referred to as the “Mortgage”) and an assignment of leases and rents from Landlord to Lender covering certain property described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Property”) including the Premises. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

S T A T E M E N T   O F   A G R E E M E N T

For and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.

Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2.

Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not be subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) nor shall Lender be liable for any act or omission of any prior landlord (including Landlord), nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord) nor shall it be bound by any amendment or modification of the Lease made without its written consent. Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

3.

Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4.

Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. Tenant agrees to notify Lender of any default(s) by Landlord under the Lease; Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.

5.

Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. In the event that Lender shall acquire title to the Premises [or the Property], Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

6.

If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7.	This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

8.

Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liability or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

9.

Any and all notices, elections, approvals, consents, demands, requests and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth herein below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Any notice, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

Lender:

With copies to:

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

                                        _______________________________
______________________________
______________________________
______________________________

and, if given to Landlord, must be addressed as follows, subject to change as provided hereinabove:

______________________________
______________________________
______________________________
______________________________

10.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors‑in‑title and assigns. When used herein, the term “Landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease, and the term “Lender” refers to Lender and to any successor‑in‑interest of Lender under the Mortgage.

11.

This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. A facsimile or e-mail (through scanned or electronically transmitted .pdf, .jpg or .tif files) of this Agreement, or any portion thereof, including the signature page of any party, shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

LENDER:

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

(CORPORATE SEAL)

LANDLORD:

a

By:
Name
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of	)

On ____________________, before me, ____________________________, Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of	)

On ____________________, before me, ____________________________, Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

EXHIBIT G FORM OF GRANT DEED
RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

MAIL ALL TAX STATEMENTS TO:

APNs:

The undersigned Grantor declares:

Documentary Transfer Tax is $_________  (County) and $_______ (City),

computed on full value of the property conveyed.

City of Santa Monica, County of Los Angeles, State of California.

THIS SPACE ABOVE FOR RECORDER’S USE

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,  PLUMAS BANK, a California corporation (“Grantor”), hereby grants to BROOKLINE BRANCH SERVICES, LLC, a Delaware limited liability company (“Grantee”), the real property and all improvements thereon and all rights appurtenant thereto owned by Grantor located in the County of __________, State of California, described on Exhibit A attached hereto and made a part hereof (the “Property”), subject to:

1.    All general and special real property taxes and assessments that are not delinquent, including supplemental taxes assessed as a result of this conveyance;

2.    All other covenants, conditions and restrictions and other encumbrances, easements, limitations, reservations, rights, charges, equitable servitudes and other matters of record described on Exhibit B attached hereto and incorporated herein by this reference; and

3.    All discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts which an inspection or a survey of the Property would reveal or disclose.

[Grantor signature page follows]

Executed as of this ____ day of [               ], 2025.

Grantor:

PLUMAS BANK

a California corporation

By:

Name:

Title:

EXHIBIT H

FORM OF BLANKET ASSIGNMENT

STATE OF                            COUNTY OF

BLANKET ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT                                               , a                                               (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor in hand paid by __________________________________________, a ____________________________ (“Grantee”), has granted, sold, assigned, transferred, conveyed, and delivered and does by these presents grant, sell, assign, transfer, convey, and deliver unto the said Grantee, all the following described properties, rights, and interests arising or used in connection with that certain real property described in Exhibit 1 attached hereto and incorporated herein by reference (the “Real Property”):

(a)         Intentionally omitted.

(b)         Intentionally omitted.

(c)         All of Grantor’s right, title and interest in all intangible assets of any nature relating to the Real Property or the Improvements, including, without limitation, all of Grantor’s right, title, and interest in all (i) warranties and guaranties relating to the Improvements in the possession of Grantor including, without limitation, the warranties and guaranties listed on Exhibit 2, if any attached hereto and incorporated herein by reference, (ii) all use, occupancy, building and operating licenses, permits and approvals, and (iii) all plans and specifications related to the Real Property, in each case to the extent that Grantor may legally transfer the same (the “Intangible Property”).

TO HAVE AND TO HOLD the assets hereby sold, transferred and assigned unto Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, Grantor has caused this Blanket Assignment to be executed effective as of the _____ day of __________________, 20____.

GRANTEE:
, a

By:
Name:
Title:

GRANTEE:
, a

By:
Name:
Title:

These Exhibits to the General Assignment to be completed before Closing

Exhibit 1

Legal Descriptions

Exhibit 2

Warranties and Guaranties

EXHIBIT I

FORM OF CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES OF SELLER

                                                 , a                                  (hereinafter referred to as the “Seller”), hereby certifies to                                       (hereinafter referred to as the “Buyer”) that the representations and warranties of Seller set forth in that certain Purchase Agreement effective as of                        , 20__ (the “Agreement”), between Seller and Buyer) as qualified and limited in the Agreement and as qualified and limited in this Certificate, are true, accurate and correct and are affirmed as of this date.

Seller makes this certification for Buyer’s benefit pursuant to Section 7.1 of the Agreement.

Executed as of the         day of                 , 20__.

[INSERT EXECUTION BLOCK FOR SELLER]

EXHIBIT J

FORM OF PLUMAS LEASE

Note: Items highlighted in yellow on the attached form of Tenant Lease will be completed at Closing, based on the specific information applicable to each respective leased premises.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made, executed, entered and effective __________________[Insert Closing Date] (“Effective Date”), by and between _________________________, LLC, a New York limited liability company, 120 E. Washington St., Suite 201, Syracuse, NY 13202 (“Landlord”), and [_______________________________], [Address] (“Tenant”).

WITNESSETH:

Pursuant to that certain Real Estate Purchase and Sale Agreement entered into between the parties on ___________________________ (“Purchase Agreement”) for the sale by Tenant to the Landlord of the Land (defined below) described therein, Tenant and Landlord intend to consummate a transaction for the Tenant’s sale to Landlord of the Real Estate (defined below) (“Sale of the Real Estate”);

Upon the closing of the Sale of the Real Estate to Landlord, Landlord will lease back to Tenant the Premises (defined below) under and in accordance with the terms of this Lease; and

This Lease and the lease of the Premises (defined below) to Tenant is conditioned upon and shall become effective only upon the date of and not until, the closing of the Sale of the Real Estate to Landlord (the “Closing”). If for any reason the Purchase Agreement for the Sale of the Real Estate is terminated and/or the Real Estate is not sold to Landlord, then this Lease shall not take effect and will be deemed be null, void and of no further force or effect, and neither party shall any liability or obligations hereunder.

In consideration of the promises, covenants and agreements of the parties contained and made herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises, property and facilities hereinafter described upon the terms and conditions hereinafter set forth.

1.         LEASED PREMISES; USE; EXCLUSIVE RIGHT TO CONDUCT BANKING OPERATIONS.

(a)          [ALT 1 For administrative and office building locations: The premises (“Premises”) which is the subject matter of this Lease is comprised of _____________________ rentable square feet (“rsf”) of office space located on the ________ floor [If Premises is more than 1 floor: and                    rsf of office space located on the ________ floor, for a total of                    rsf] within a building containing approximately __________________________ (___________) rsf and commonly addressed as ______________________ (the “Building”), located on a parcel of land legally described on Exhibit A and depicted on Exhibit B labeled Site Plan (“Land”), both of which exhibits are attached hereto and incorporated herein, together with all improvements located thereon.] Any reference hereinafter in this Lease to “Real Estate” shall mean and include the Land, the Building, ATM kiosk(s) (if any) and its associated parking lot, landscaping, appurtenances and improvements associated with the Land and Building. Any use of the Real Estate by the Tenant shall be subject to the rules and regulations, now or hereafter set forth by Landlord, and of which Tenant is notified in advance, and which subsequently issued rules and regulations will not adversely affect in any material fashion any of the rights granted to Tenant in this Lease. In the event of any conflict between the terms of this Lease and the terms of such rules and regulations, the terms of the Lease shall prevail.

(b)         The Premises shall be used by Tenant only to conduct administrative and office building banking operations and office use in connection with financial institution services (“Use”), and for no other purpose. Tenant shall have the sole and exclusive right to use the Real Estate for the Use, including all drives and parking areas, and all improvements on the Land. No other party shall be provided or permitted by the Landlord with the right to engage in the Use, or to operate at or on the Real Estate a bank, a credit union, an ATM, a currency exchange, a consumer finance company, financial services, wealth management services, commercial or residential lending services, registered financial broker-dealer services, mortgage origination and/or consumer finance.

2.          INTENTIONALLY OMITTED.

3.         TERM AND OPTION TO EXTEND.

The “Initial Term” of this Lease shall commence on the Effective Date hereof (“Lease Commencement Date”) and shall expire on __________________ (__) (“Initial Term Expiration Date”) [end of month 15 years after LCD for all properties]. If for any reason the contract between Landlord and Tenant for the Sale of the Real Estate is terminated or the Real Estate is not sold to Landlord, then this Lease shall not take effect and will be deemed null, void and of no further force or effect, and neither party shall any liability or obligations hereunder.

Landlord hereby grants Tenant three (3) options (each, an “Option”) to extend the Term of this Lease for an additional consecutive five (5) year period upon the same conditions and terms which were in effect during the original Term except as noted hereinafter. Written notice of the exercise of the Option must be received by Landlord no later than nine (9) months prior to termination of the Initial Term or expiration of any Option Term, as the case may be.

“Term”, as this word is used within this Lease, shall refer to and include the Initial Term and each and every Option, unless otherwise specified.

4.          RENT.

In consideration for use and enjoyment of the Premises, Tenant shall be obligated to pay Landlord base rent (“Base Rent”) with such payment commencing on the Lease Commencement Date (“Rent Commencement Date”). In addition, Tenant shall also be responsible for the payment of additional rent (“Additional Rent”) payments as detailed below. Rent, as the term is used herein, shall be deemed to include Base Rent, and Additional Rent, unless otherwise specified.

For any Rent payment not received within five (5) business days after Tenant receives notice of non-payment of Rent, Landlord shall assess a late fee in the amount of Two Hundred and 00/100 Dollars ($200.00) and interest shall accrue against any delinquent amount pursuant to Section 19 of this Lease. A Fifty and 00/100 Dollar ($50.00) service charge may be charged for any Rent payments returned for insufficient funds.

5.          BASE RENT.

At the Closing, Tenant shall submit to Landlord its first full installment of monthly Base Rent together with any prorated amount of Base Rent (that may be applicable for any partial calendar month if the Closing is on a date other than the first day of a calendar month).

During the Term of the Lease, Base Rent shall be calculated and payable as follows:

Commencing on the Lease Commencement Date, [Alt. 1 for administrative and office building: $                          per rentable square foot multiplied by                                 Premises rentable square feet (for purposes of Base Rent calculation, Premises rsf does not include any drive through canopy area) equaling $                                       Annual Base Rent and $                                      Monthly Base Rent.]

Annual Base Rent shall be payable in twelve (12) equal monthly installments, in advance on or before the first (1st) calendar day of each month during the Term, by automatic deposit into an account designated by Landlord. Landlord will provide Tenant with its ACH and W-9, and other information as requested by Tenant for landlord payee set-up, including Landlord ownership information.

Commencing on the first (1st) end of month annual anniversary of the Lease Commencement Date and reoccurring on each annual anniversary thereafter during the Term, inclusive of each Option Term (each a “Lease Year”), the annual Base Rent payable by Tenant to Landlord shall increase each and every Lease Year by three percent (3%) over the prior Lease Year’s Base Rent. [Please set out a schedule of all Base Rent throughout the Term of the Lease here.]

6.         NET RENTAL

(a)      It is the intention of the parties hereto that this Lease is an “absolute triple net lease”. Landlord and Tenant agree the rentals payable by Tenant to Landlord shall (except for those specifically identified obligations of Landlord set forth in this Lease) be an absolute net rental to Landlord. Accordingly, Tenant shall pay, directly to the applicable authority or provider when same are due and payable, all taxes (including, but not limited to, ad valorem, non-ad valorem, sales, use, special assessments), insurance, ground rents, easement charges, association fees, and other costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, including without limitation, costs with respect to the ownership and operation thereof, which accrue prior to the expiration of the Term.

(b)      At the Closing, Tenant shall submit to Landlord its first installment of monthly Base Rent (that may be applicable for any partial calendar month if the Closing is on a date other than the first day of a calendar month).

(c)     Tenant shall have no obligation with respect to, and shall not be responsible for, any costs, fees or expenses the Landlord incurs for: (i) interest and principal, payments, points and fees, on mortgage debt; (ii) income or franchise taxes, including, but not limited to state, federal or local income taxes or franchise taxes imposed on or measured by or determined from the gross income of Landlord, however Tenant shall be responsible for the payment of any rent or sales and/or use tax that may be imposed upon Tenant’s payment of rent to Landlord; (iii) the cost of any work performed or service provided by Landlord for which Landlord is reimbursed by a third party; (iv) Landlord’s legal expenses incurred in connection with preparation of this Lease; (v) expenditures for repairs or maintenance which are otherwise reimbursed to or paid to Landlord via warranties or guarantees; (vi) any expenditure for which Landlord has been or is entitled to be reimbursed by third parties, such as insurance companies; vii) costs related to financing or refinancing of mortgage debt; (viii) [to be completed later].

7.          ADDITIONAL RENT. Where any provision in this Lease requires the Tenant’s payment of sums of money other than Base Rent, such sums of money shall be deemed additional rent (“Additional Rent”) and shall be due and payable on the date that Base Rent are due and payable, unless provided otherwise in the Lease. All Additional Rent payments shall be deemed to be Rent payments hereunder and shall be subject to and within the scope of any and all provisions of this Lease which apply to payment of Rent, including without limitation, provisions for interest, late fees, cure periods and default.

8.         TAXES. Tenant shall pay directly to the appropriate governmental authorities, on or before same are due (and in no event later than ten (10) days prior to delinquency), all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to the Real Estate, including, without limitation, all ad valorem and non-ad valorem taxes and assessments (including, but not limited to, any special assessments) upon the Real Estate or any part of the Real Estate or any tax or charge levied in lieu of such taxes and assessments together with any and all interest, late fees, charges and expenses associated with the payment of all taxes and assessments (“Taxes”). All Real Estate Taxes for the partial tax fiscal year at the beginning of the Term will be paid by Tenant. All Real Estate Taxes for the partial tax fiscal year for the end of the Term shall be prorated by multiplying the amount of Real Estate Taxes for the partial tax fiscal year falling within the Lease Term by a fraction having as its numerator the number of days in such partial tax fiscal year and having as its denominator the number “365.”

Tenant may, with the prior written consent of Landlord, which shall not be unreasonably withheld, at Tenant’s own expense, contest or cause to be contested, or seek reduction, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Taxes imposed on the Real Estate. Tenant shall be entitled to receive the benefit of any reduction in Taxes obtained as a result of and such contest or appeal. If any such reduction results in a rebate, refund, reduction or credit issued after termination of this Lease that is not paid, refunded, rebated or credited directly to Tenant, but is applicable to Taxes paid by Tenant while this Lease was in effect and paid, refunded, rebated or credited, to Landlord or to any subsequent Tenant of the Real Estate, then Landlord shall pay over to Tenant the amount of any such payment, refund, rebate or credit allocable to Tenant’s period of occupancy of the Real Estate.

9.          INSURANCE. Tenant shall, at its expense, maintain from the Commencement Date and continuing during the Term, the following coverages:

(a)         Comprehensive general public liability insurance. Such insurance shall have limits of not less than $1,000,000.00 for personal injury sustained by any one (1) person; $2,000,000.00 for personal injury sustained in any one (1) accident; and $500,000.00 for property damage in any one (1) accident. In addition, Tenant shall maintain a liability umbrella policy in the amount of at least $3,000,000.00.

(b)        Property damage insurance under a policy or policies of fire insurance “all-risk” form or equivalent in an amount not less than the full insurable value of the Premises at any time, and with an endorsement providing coverage for loss of rent as a result of damage to or destruction of the Premises. Such policies shall name Landlord as an insured thereunder and shall name such additional loss payees as Landlord may from time to time designate. Such policies shall include replacement value provisions, and Tenant shall comply with all of the provisions of such policies relating to replacement value. In no event shall the deductible under such property damage insurance policy exceed $[__________]. If the Premises is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), then Tenant shall obtain flood insurance in an amount reasonably acceptable to Landlord.

(c)        All insurance Tenant is required to maintain under the terms of this Lease shall include Landlord, Landlord’s lender and another party reasonably requested by Landlord (if notice of lender or other party is provided by Landlord to Tenant) as an additional insured party and endorsed party and shall be in such companies and in such form as shall be reasonably acceptable to Landlord. Such policies shall contain an agreement by the insurance company that such policy or policies shall not be canceled (except for lack of payment) without at least thirty (30) days prior written notice to Landlord, if available. Tenant shall deliver to Landlord appropriate certificates of insurance and shall furnish Landlord with proof that such policies have been issued and renewed at least ten (10) days prior to their expiration date.

(d)        Except to the extent caused by Landlord, Tenant shall indemnify and save Landlord harmless from any claim, loss, liability or expense, including reasonable attorneys’ fees, arising out of the breach by Tenant of any covenant or condition of this Lease. Except to the extent caused by Tenant. Landlord shall indemnify and save Tenant harmless from any claim, loss, liability or expense, including reasonable attorneys’ fees, arising out of the breach by Landlord of any covenant or condition of this Lease, or the gross negligence or willful misconduct of Landlord, its agents, contractors, employees, invitees or licensees at the Premises.

10.        UTILITIES.     All utilities serving the Real Estate (including, but not limited to, water, electricity, sanitary sewer, gas, Tenant’s data, telephone, internet and telecom services, and security/alarm service for the Premises) shall be placed and maintained in Tenant’s name (collectively, the “Utilities”). Tenant shall pay for any and all Utilities as the same become due and payable.

11.         CONDITION OF PREMISES.    Tenant agrees to accept the Premises in its “as is” “where is” condition. No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation or warranty of any kind respecting the condition of the Premises or the Building, has been made to Tenant by Landlord.

12.          CARE AND MAINTENANCE OF THE REAL ESTATE & ALTERATIONS.

(a)         LANDLORD’S DUTY OF CARE AND MAINTENANCE. Landlord has no liability or obligation for the maintenance, repair or replacement of any portion of the Premises or Building, except as expressly stated in this Lease or in the case of damage or destruction caused by the willful misconduct of Landlord, its agents, servants, employees or contractors.

(b)          TENANT RESPONSIBILITIES. Tenant shall at its expense maintain, repair, and replace all portions of the Premises (including, but not limited to, (i) the roof, foundation and structural components of the Building, (ii) the exterior portion of the Building and the Premises, (iii) the parking lot and (iv) landscaping and (v) the equipment, systems or fixtures relating thereto (including the heating, ventilation and air conditioning system), except to the extent specified in Section 12(a) above, at all times in good condition and repair, all in accordance with the laws of the state in which the Premises are located and all health, fire, police and other ordinances, regulations and directives of governmental agencies having jurisdiction over such matters. In addition, Tenant shall be solely responsible for, at its sole cost and expense, any and all capital expenditures and repairs or replacements of capital improvements or structural components of the Premises. Tenant shall also, at its expense: a) provide all janitorial services required for the Premises; b) separately contract for snow removal on the Premises; c) maintain and keep the landscaping on the Premises in a good and attractive appearance; d) maintain, repair, and replace the irrigation system and parts; e) pay for and maintain the security system on the Premise; and (f) pay for, maintain, and monitor fire alarms. Tenant shall replace at Tenant’s sole expense any glass that may be broken in the Premises, and elsewhere in the Building, with glass of the same size, specifications and quality, with signs thereon, if required. Tenant is responsible for any specialty items in place or installed in the Premises including, without limitation, lighting that is not Building-standard, or plumbing and access system installed by Tenant.

(c)         TENANT’S ALTERATIONS. Tenant shall not make any material alterations to the Premises and the Real Estate that materially adversely affect the Building’s structural or mechanical systems without first obtaining the written consent of Landlord, not to be unreasonably withheld or delayed. Tenant may during the Term make additional interior alterations and other non-structural interior alterations to the Premises, such as updating and/or replacing data, telephone, internet, and telecom cabling and/or security systems, flooring, carpeting, painting, hanging artwork or wall coverings, installing non-affixed furniture systems, and/or other similar interior decorating and other improvements, without obtaining Landlord’s consent, but only if such items do not materially adversely affect the Building systems (such as the fire life safety systems, HVAC systems, electrical systems or plumbing systems) or equipment or the structure of the Building (which are “Tenant’s Permitted Alterations”).

13.         DESTRUCTION OF PREMISES.

(a) Notice to Landlord. Tenant shall give prompt written notice to Landlord of any damage caused to the Premises by fire or any other casualty.

(b) Partial Destruction of Premises. If the Premises are partially destroyed by fire or other casualty (collectively, “Casualty”), the same will, at the expense of Tenant, be repaired and/or rebuilt.

(c) Total Destruction. In the event of a total destruction or damage of the Premises such that Tenant is not able to conduct its business in the Premises or the then current legal use for which the Premises are being used and which damages cannot be repaired within one hundred twenty (120) days after the date of the Casualty, this Lease may be terminated by Tenant. Such termination in such event shall be effected by written notice of Tenant to Landlord within forty-five (45) days after the date of the Casualty. If Tenant does not terminate this Lease, Tenant shall, as promptly as may be reasonable, repair, rebuild or restore the damage suffered in and to the Premises. If Tenant does terminate this Lease, then the proceeds of the property insurance on the Building that Tenant is obligated to maintain hereunder shall be paid over to Landlord (or an amount equal to the insurance proceeds that would have been payable if Tenant has not maintained in force the property insurance required to be maintained hereunder) and Tenant shall pay to Landlord the amount of any applicable insurance deductible.

(d) Payment of Rent. Tenant shall continue to pay the full amount of Base Rent in the event of a Casualty unless and until Tenant terminates this Lease pursuant to Section 13(b) above.

14.         MECHANIC’S LIENS. In the event any mechanic’s lien shall arise or be claimed upon the Premises, the Building or the Real Estate against either Tenant or Landlord on account of any material furnished, labor or work performed, or obligation incurred by or at the request of Tenant, and a mechanic’s lien be filed or an action be brought for the foreclosure of any such lien against such party and such lien is not removed within twenty (20) days of its filing, then Tenant agrees to either pay and cause such lien to be released or to post with the other party an indemnification bond to secure and protect the other’s interest in the Real Estate, in an amount and with sureties to be approved by the other party, which approval shall not be unreasonably withheld.

15.         TRANSFER OF LEASEHOLD INTEREST. Tenant shall not assign or sublet this Lease without Landlord’s prior written consent, which consent shall not be unreasonably delayed or withheld. Tenant may, however, without Landlord’s consent, but with prior notice, assign or sublet the Premises or a portion thereof to an affiliate of Tenant, to an entity with which Tenant merges or consolidates or engages in any reorganization, or to an entity succeeding to all or a substantial portion of the stock or assets of Tenant, so long as the Tenant Use continues without change.

16.         INSPECTION OF PREMISES. Landlord, its agents and employees, shall have the right to enter upon the Premises and the Real Estate during Tenant’s business hours upon reasonable notice (no less than 24 hours’ advance notice except in case of an emergency) at reasonable times for the purpose of inspecting the same or to make, in Landlord’s discretion, but not under any obligation, any such repairs, additions or betterments as Landlord may see fit to make for the safety, improvement or preservation thereof or any other reasonable purpose; provided, however, that all such repairs, additions or betterments will be conducted so as not to interfere with Tenant’s business operations. Landlord’s access to the Premises and Real Estate shall be subject to all of Tenant’s security protocols, including the requirement that a representative of Tenant be present and that Landlord refrain from entering any vaults or any area where monies or valuables or confidential information of customers of Tenant are located, except in the case of an emergency.

17.         SUBORDINATION. Tenant agrees that this Lease shall be subject and subordinate at all times to the lien of any existing mortgage or to mortgages which may hereafter be made a lien on the Premises by Landlord, provided that Landlord shall deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement executed by the holder of any such mortgage which does not materially add to or alter, or require Tenant to release, any of Tenant’s existing obligation hereunder. Tenant agrees to execute and deliver such subordination, non-disturbance and attornment agreement and further instruments subordinating this Lease Agreement to the lien of any such mortgages as may be reasonably required by the mortgagee within ten (10) business days of Landlord’s request, provided, however, that the mortgagee agrees to recognize the rights of Tenant under this Lease Agreement until such time as it is in default under the terms hereof beyond any applicable notice and cure period. Tenant further agrees that the foreclosure of such a Mortgage shall not be the cause of a cancellation of this Lease and that Tenant will pay the rental and other charges herein provided to such mortgagees and will continue to perform all covenants and agreements of this Lease. It shall be a condition precedent to the effectiveness of this Lease that Landlord deliver to Tenant at the same time that this Lease is executed a fully-executed subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit A.

18.         RIGHT TO CURE DEFAULTS.

(a)         In the event Tenant shall fail to pay charges for which Tenant is responsible for paying directly hereunder, fail to keep required insurance in full force and effect, or fail to effect necessary maintenance, repairs, replacements, or capital improvements for which Tenant is responsible hereunder, Landlord may, but need not, pay such charges, insurance premiums or make such necessary maintenance, repairs, replacements or capital improvements as provided for herein, and all reasonable sums paid or expenses incurred by Landlord shall be deemed Additional Rent and shall be added to the next subsequent monthly installments of Rent due and payable under this Lease with interest accruing at the rate of ten percent (10%) per annum for any matters not paid to Landlord within thirty (30) days of Landlord notice to Tenant.

(b)         In the event Tenant shall fail to perform the duties for which Tenant is responsible for hereunder, Landlord may, but need not, make such necessary maintenance, repairs, replacements and capital improvements, and all reasonable sums paid or expenses incurred by Landlord shall be chargeable to Tenant.

(c)         Nothing in this paragraph 18 shall limit or modify Landlord’s rights or Tenant’s responsibilities under this Lease. The provisions of this paragraph shall survive the termination of this Lease Agreement or any extensions thereof.

19.         INTEREST AND OTHER CHARGES. Any sums owed by Tenant under the terms of this Lease, if not paid within five (5) business days after notice of non-payment shall become due and payable, shall bear interest at the rate of ten percent (10%) per annum from the due date thereof. In the event any action or proceeding is commenced for the collection of Rent or to enforce any of the other provisions of this Lease, Tenant shall pay and have taxed as part of the costs, reasonable attorney’s fees and costs in favor of Landlord.

20.         SECURITY DEPOSIT. None.

21.         DEFAULT.

(a)         TENANT’S DEFAULT. In the event of any material breach by Tenant of any of the covenants, agreements and conditions of this Lease or if Tenant shall become insolvent or shall be adjudicated bankrupt, then in any of said events, if Tenant fails to cure such event within five (5) business days after written notice to Tenant in case of a default involving the payment of money or thirty (30) days after written notice to Tenant in all other cases of default (provided, however, Tenant will not be in default if Tenant begins performance within such thirty (30) day period and diligently prosecutes the same to completion), Landlord thereupon:

i)	shall have the right to enforce the payment of any indebtedness then due Landlord by Tenant under the Lease by foreclosure of the liens securing the same, if any, and/or

ii)

shall have the right, without further notice, to declare a forfeiture and termination of this Lease and of all rights of Tenant thereunder, and shall have the right to remove Tenant from the Premises, and/or

iii)

shall have the right, without further notice and without declaring forfeiture and termination of this Lease, to take possession of the Premises and rent the same in Landlord’s name for such commercially reasonable rent and upon such other terms as Landlord may determine and to apply said rent upon the amount owing by Tenant hereunder. Tenant shall remain liable for any deficiency in the total rentals received by Landlord, subject to Landlord’s obligation to mitigate its damages; and/or

iv)	pursue any and all delinquent Rent, charges, fees, interest, penalties, expenses payable by Tenant to Landlord pursuant to this Lease.

The aforesaid rights of Landlord shall not be exclusive of each other or of any other rights and remedies which Landlord may have at any time under the laws or equity of the State where the Real Estate is located, or this Lease Agreement, but shall be cumulative. Landlord shall be obligated to mitigate its damages due to any default by Tenant.

(b)         LANDLORD’S DEFAULT. Landlord will not be in default unless Landlord fails to perform obligations required by Landlord within a reasonable time, but in no event later than thirty (30) days after written notice from Tenant to Landlord specifying the nature of Landlord’s failure to perform. Landlord will not be in default if Landlord begins performance within such thirty (30) day period and diligently prosecutes the same to completion. If Landlord fails to begin performance within such thirty (30) day period, then Tenant may perform any of such obligations of Landlord, at Tenant’s sole cost and expense. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to terminate this Lease in connection with a default by Landlord.

22.         EMINENT DOMAIN. If all or any part of the Premises shall be taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate as to such portion so taken and Landlord and Tenant shall pursue their respective rights against the acquiring authority independently of each other but no such claim by Tenant shall diminish or otherwise adversely affect Landlord’s award. Tenant shall have no right or claim to any portion of Landlord’s award for the taking of its right, title or interest in the Premises nor shall Landlord have any right or claim to any portion of Tenant’s award for the taking of its property, its leasehold improvements or for the value of its leasehold interest taken. In the event of a partial taking, Tenant shall continue to utilize said Premises for the operation of its business to the extent that it may be practicable to do so, and in such event rental shall abate from the time of such taking until the remainder of the Premises have been restored, except to the extent that Tenant continues or resumes doing business from part of the Premises, in which case the Rent will be ratably reduced.

23.         SURRENDER. Upon termination of this Lease or any expiration hereof, Tenant will remove its furniture, furnishings, equipment and other moveable property located upon the Premises at Tenant’s expense. At surrender of the Premises, upon termination or expiration of the Lease: there is no obligation for Tenant to remove any non-moveable improvements or alterations to the Premises, whether existing on the date hereof or hereafter, or as part of other Tenant’s Permitted Alterations; Tenant shall have no obligation to remove any data, telephone, internet or telecom cabling, or any vaults, safes or safe deposit boxes without contents; and Tenant shall repair any damage to the Premises occasioned by such removal and restore said Premises to the condition prior to its tenancy, reasonable wear and tear excepted.

24.         SIGNS. Tenant shall be entitled to retain signage on the exterior of the Building and on the Real Estate as per existing conditions. New signage shall be subject to Landlord’s consent, not to be unreasonably withheld or delayed.

25.         ENVIRONMENTAL. Tenant will not, during the Term of this Lease and in connection with the use of the Premises, engage in generating, transporting, storing, treating or disposing of any material or substance designated or classified as a hazardous substance, waste or contaminant by any federal, state or local statute or ordinance or by any rule or regulation promulgated or adopted pursuant thereto, including but not limited to, petroleum, asbestos, “PCB”s and radioactive materials or waste (“Hazardous Materials”) on the Property. Tenant will not permit the Premises to be used for the storing or disposal of waste or for storing or disposal of Hazardous Materials and will not emit any Hazardous Materials from the Premises or any of its various components, provided that the foregoing shall not prohibit lawful storage and use of material incidental to Tenant’s business. Tenant shall indemnify and hold Landlord harmless from any damages or claims arising from a breach of this provision.

26.         REPRESENTATIONS. Landlord and its agent have not made any representations with respect to the subject Premises, property and facilities, the Land upon which the same are located, by implication or otherwise, except as expressly set forth in the provisions of this Lease Agreement.

Tenant hereby releases Landlord from any claim, cause of action or liability, whether in equity or at law, arising out of, due to, or caused by any easements or encroachments existing as of the date hereof, into, on, or over the Premises and Real Estate, even if such easements or encroachments have an adverse effect on the leasehold interest created hereunder.

27.         ENTIRE AGREEMENT AND CHANGES. This Lease in itself contains the entire agreement between Landlord and Tenant and can only be changed and modified in writing between them.

28.         LAW APPLICABLE AND INVALIDITY. This Lease shall be deemed to have been made in the State where the Real Estate is located and shall be construed according to the laws of said State. If any provisions of this Lease shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and said Lease Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

29.         NOTICES. Any notice required to be given under this Lease Agreement or which may be given, though not required, shall be in writing and shall be deemed duly served if delivered personally, if mailed by certified mail, return receipt requested (and in such case notice shall be deemed served four (4) business days after depositing in the U.S. mail), or if sent by recognized overnight delivery service, such as Federal Express (and in such case notice shall be deemed served when delivered as indicated by the record of delivery) in case of notice to Tenant, to the address of the Leased Premises with a copy to: [                                                                   ] Attn: [                                                                   ], and in case of notice to Landlord, to [_________________________], 120 E. Washington Street, Suite 201, Syracuse, NY 13202, Attn: Legal Department. Either party may change the address to which said notices shall be sent by giving written notice of such change to the other. Personal service of any such notice may be made in lieu of service by mail or overnight delivery service, provided that such personal service is made upon a person at reception.

30.         QUIET ENJOYMENT. Landlord covenants that it has full authority to execute this Lease and that Tenant, upon paying the Rent herein provided and performing its obligations under this Lease, shall quietly have, hold and enjoy the Premises during the Term hereof, subject to the provisions herein contained.

31.         WAIVER OF CLAIMS/INDEMNITY. Landlord and Tenant agree to waive claims against each other for property damage, and any such property insurance policy that a party maintains shall include a waiver of all rights of subrogation by the insurance carrier against the other party. Each party shall indemnify the other against third party claims arising from the acts of the indemnifying party, its employees, agents, customers or invitees.

32.         TENANT’S ESTOPPEL CERTIFICATE. Within five (5) business days after each request by Landlord, Tenant shall deliver an estoppel certificate to Landlord. Each such estoppel certificate shall contain the following information certified by the person executing it on behalf of Tenant: (i) Whether or not Tenant is in possession of the Premises; (ii) Whether or not this Lease is unmodified and in full force and effect (if there has been a modification of this Lease, the certificate shall state whether this Lease is in full force and effect as modified) and whether to Tenant’s actual knowledge Landlord is in default under this Lease in any respect; (iii) Whether or not there are than any claims or defenses against the enforcement of any right or remedy of Landlord or any duty or obligation of Tenant (and if so, specify the same); (iv) The dates, if any, to which any Rent or charges have been paid in advance; and (v) Any other information reasonably requested by Landlord.

Landlord shall hold any financial information obtained from Tenant in strict confidence except as may be necessary (a) for the enforcement of Landlord’s rights under this Lease, (b) in connection with prospective financing or prospective sale of the Premises, (c) with respect to tax proceedings, and (d) pursuant to any legal requirements.

33.         ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

34.         HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration or termination of the Term of this Lease, and without the execution of a new Lease, Tenant shall be deemed to be occupying the premises as a Tenant from month to month at a rental equal to 150% of the last month’s rental rate of the Lease Term, and otherwise subject to all conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

35.         “LANDLORD” MEANS “OWNER”. The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the corporate entity owner set forth on the deed at the time in question of the fee title to the Real Estate and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in the case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability with respect to the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord, or the then grantor under any provisions of this Lease, shall be paid to Tenant.

36.         RELATIONSHIP OF PARTIES. It is agreed that nothing contained in this Lease Agreement shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party.

37.         GENERAL PROVISIONS. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to context.

38.         SUCCESSORS IN INTEREST. This Lease shall be binding upon the parties hereto, their heirs, beneficiaries, legal representatives, successors and assigns.

39.         ATTORNEY FEES. In any action or proceeding by either of the parties to this Lease against the other to enforce the provisions of this Lease or any exhibits attached hereto or construction of other contracts relating hereto, or to recover payment of any claim under or to recover damages for the breach of any provision of any of the foregoing, the prevailing party shall be entitled to recover from the other party all costs and expenses in any such action, including a reasonable attorney’s fee to be fixed by the court in such action or proceeding.

40.         ONGOING ACCESS. Tenant shall have access to the Premises and the Real Estate twenty-four (24) hours per day, seven (7) days per week, and fifty-two (52) weeks per year.

41.         PARKING.

(a) Tenant shall have and be entitled to exclusive use (for any multi-tenant facility in which Tenant is an occupant) of all parking spaces as currently exist as of the date hereof. Landlord shall not be liable for any loss, injury or damage to persons using the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the spaces shall be at the sole risk of Tenant, its customers, invitees and its employees.

(b) Tenant shall not store or permit its employees to store any automobiles on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located on the Real Estate.

42.         BROKER’S COMMISSION. Landlord and Tenant each covenant that they have not contracted with any real estate broker with respect to this Lease except any commission payable by Tenant to a third-party broker pursuant to a separate agreement (if any) and each party further agrees to indemnify, defend and save the other party harmless from any brokerage commission or finder’s fee claimed arising out of this Lease.

43.       ENVIRONMENTAL INDEMNIFICATION. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, charges, fees, expenses, litigation, damages and costs associated with any environmental conditions and the presence of any hazardous substances at or on the Real Estate if caused by Tenant, its agents or contractors, and whereby Tenant assumes liability for any required remediation, and all remediation costs and expenses. The foregoing indemnity obligations shall not apply to any environmental conditions or presence of any hazardous substances at or on the Real Estate, if caused by Landlord’s negligence or intentional act after the Effective Date.

SIGNATURE PAGE(S) FOLLOW

BALANCE OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TENANT:	LANDLORD:

, LLC

By:	By:
Name:	Name:
Title:	Title:

Date:	Date:

EXHIBIT A (LEASE)

LEGAL DESCRIPTION

To be added upon preparation of Lease for each specific Property.

EXHIBIT B (LEASE)

SITE PLAN

To be added upon preparation of Lease for each specific Property.

EXHIBIT C (LEASE)

FLOOR PLAN

To be added upon preparation of Lease for each specific Property.

EXHIBIT D (LEASE)

Intentionally Omitted

EXHIBIT E (LEASE)

Intentionally Omitted

EXHIBIT K

FORM OF OWNER’S AFFIDAVIT

The undersigned hereby declares to Cal Sierra Title Insurance Company (the “Title Company”) that, to Declarant’s knowledge:

1.         Declarant is __________________________________, and is executing this Certification in connection with certain premises at __________________________________, as more particularly described on the attached Exhibit A (the “Real Property”).

2.         Declarant shall make full payment to all persons to whom a debt is due for labor or materials furnished in the erection, alteration, repair or removal of any buildings or structures upon the Real Property by virtue of an agreement with, or by the consent of, Declarant, or of a person having authority from, or rightfully acting for, Declarant in promising or furnishing such labor or materials for work actually performed during the past 90 days and which could become a lien or liens pursuant to the laws of the State of California. Such work is not currently underway and has been completed.

3.         Declarant has not previously conveyed the Real Property nor has Declarant permitted anyone to occupy the Real Property other than pursuant to the Lease; has not filed a petition for bankruptcy, which action is pending; and has not been served a summons and complaint nor received any notice of any action relating to title to the Real Property.

4.         The only leases which affect the Real Property are those listed on Schedule 1 attached hereto (the “Leases”). The Leases contain no options to purchase or rights of first refusal to purchase affecting the Real Property.

5.         This Certification is made with the intention that the Title Company and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements.

It is agreed that in consideration of the Title Company issuing an owner’s policy of title insurance without making exception therein for matters which may arise between 8:00 A.M., on [               ], 20__ and 4:00 P.M., on [               ], 20__, (unless recording is delayed for reasons beyond the Company’s reasonable control) the undersigned agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title (collectively, “objection(s) to title”) which may arise or be filed as a direct result of the undersigned’s actions or omissions, and to hold harmless and indemnify the Company against all expenses, costs and reasonable attorneys’ fees which may arise out of its failure to remove, bond or otherwise dispose of any said objection(s) to title to the extent that the such objection(s) to title are a direct result of actions or omissions undertaken by the undersigned.

DECLARANT:

By:
Name:

EXHIBIT L

MEMORANDUM OF LEASE

SHORT FORM MEMORANDUM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Plumas Bank
35 S. Lindan Avenue
Quincy, CA 95971-9122

(Space Above For Recorder's Use)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this "Memorandum") is dated for reference purposes as of _________ __, 2025, and is entered into by and between __________________("Landlord") and PLUMAS BANK, a California corporation ("Tenant").

1.         LEASE OF PREMISES. Landlord has leased to Tenant, and Tenant leased from Landlord that certain real property located in the City of Quincy, County of Plumas, State of California, commonly known as [32 East Central Avenue][ 35 South Lindan (aka Linden) Avenue], consisting of a proportion consisting of a portion of the premises more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Premises"), pursuant to and on the terms and provisions of that certain Lease Agreement dated for reference purposes as of _________ ___, 2025 (the "Lease"). The provisions of the Lease are incorporated into this Memorandum by this reference as if set out in full herein.

2.         INITIAL TERM. The initial term of the Lease will commence on ___________, 2025 and shall expire on ____________, 2040, subject to earlier termination as provided in the Lease.

3.         RENEWAL AND EXPANSION TERMS. Pursuant to and subject to the conditions set forth in the Lease, Tenant shall have the right to extend the initial term for three (3) separate additional periods of five (5) years each, upon the same terms and conditions as set forth in the Lease applicable to the initial term, subject to adjustment of rent pursuant to the Lease.

4.         PURPOSE OF MEMORANDUM. This Memorandum is prepared and executed for the purpose of recordation and in no way modifies the terms and provisions of the Lease. In the event of any inconsistency between the terms of the Lease and the terms of this Memorandum, the terms of the Lease shall prevail.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

"Landlord"

By:

"Tenant"

PLUMAS BANK, a California corporation

By:

EXHIBIT “A”

PREMISES LEGAL DESCRIPTION

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of	)

On ____________________, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of	)

On ____________________, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature